Exhibit 3.3

CORPORATE ACCESS NUMBER: 2020347171

Government

of Alberta ■

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

KINDER MORGAN CANADA LIMITED

AMENDED ITS ARTICLES TO CREATE SHARES IN SERIES ON 2017/12/14.

Name/Structure Change Alberta Corporation - Registration Statement

Alberta Amendment Date: 2017/12/14

Service Request Number:	28161999
Corporate Access Number:	2020347171
Legal Entity Name:	KINDER MORGAN CANADA LIMITED
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	KINDER MORGAN CANADA LIMITED
New French Equivalent Name:
Nuans Number:	120175839
Nuans Date:	2017/03/10
French Nuans Number:
French Nuans Date:

Share Structure:	THE ANNEXED SCHEDULE “A” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Share Transfers Restrictions:	THE ANNEXED SCHEDULE “B” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
Number of Directors:
Min Number Of Directors:	1
Max Number Of Directors:	8
Business Restricted To:	NONE.
Business Restricted From:	NONE.
Other Provisions:	THE ANNEXED SCHEDULE “C” IS INCORPORATED INTO AND FORMS PART OF THIS FORM.
BCA Section/Subsection:	S. 29(1)
Professional Endorsement Provided:
Future Dating Required:

1

Annual Return

No Records returned

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Restrictions on Share Transfers	ELECTRONIC	2017/04/07
Other Rules or Provisions	ELECTRONIC	2017/04/07
Share Structure	ELECTRONIC	2017/04/07
Restrictions on Share Transfers	ELECTRONIC	2017/05/24
Other Rules or Provisions	ELECTRONIC	2017/05/24
Share Structure	ELECTRONIC	2017/05/24
Shares in Series	ELECTRONIC	2017/08/14
Shares in Series	ELECTRONIC	2017/12/14

Registration Authorized By:	MELANIE BLAIR
OFFICER

2

SHARES IN SERIES SCHEDULE OF KINDER MORGAN CANADA LIMITED

(the “Corporation”)

The third series of Preferred Shares of the Corporation shall consist of 10,000,000 shares designated as Cumulative Redeemable Minimum Rate Reset Preferred Shares, Series 3 (the “Series 3 Shares”). In addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Series 3 Shares shall be as follows:

(1)                                 Interpretation

(a)                                 In these Series 3 Share provisions, the following expressions have the meanings indicated:

(i)                                     “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate of interest (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date and 3.51%, provided that, in any event, such rate shall not be less than 5.20%;

(ii)                                  “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service, its successor service, or a comparable source (or such other page as may replace the GCAN5YR<INDEX> page on that service, its successor service or a comparable source) for purposes of displaying Government of Canada bond yields;

(iii)                               “Book-Based System” means the record entry securities transfer and pledge system administered by the System Operator in accordance with the operating rules and procedures of the System Operator in force from time to time and any successor system thereof;

(iv)                              “Book-Entry Holder” means the person that is the beneficial holder of a Book-Entry Share;

(v)                                 “Book-Entry Shares” means the Series 3 Shares held through the Book-Based System;

(vi)                              “Business Day” means a day on which chartered banks are generally open for business in both Calgary, Alberta and Toronto,

Ontario;

(vii)                           “CDS” means CDS Clearing and Depository Services Inc. or any successor thereof;

(viii)                        “Definitive Share” means a fully registered, typewritten, printed, lithographed, engraved or otherwise produced share certificate representing one or more Series 3 Shares;

(ix)                              “Dividend Payment Date” means the 15th day of February, May, August and November in any year;

(x)                                 “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period;

(xi)                              “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the annual rate of interest (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date and 3.51%;

(xii)                           “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period;

(xiii)                        “Global Certificate” means the global certificate representing outstanding Book-Entry Shares;

(xiv)                       “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and that appears on the Bloomberg Screen GCAN5YR Page on such date; provided that if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, then the Government of Canada Yield shall mean the arithmetic average of the yields quoted to the Corporation by two registered Canadian investment dealers selected by the Corporation as being the annual yield to maturity on such date, compounded semi-annually, that a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity of five years;

(xv)                          “Initial Fixed Rate Period” means the period from and including the date of issue of the Series 3 Shares to but excluding February 15, 2023;

(xvi)                       “Liquidation” means the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(xvii)                    “Participants” means the participants in the Book-Based System;

(xviii)                 “Preferred Shares” means the preferred shares in the capital of the Corporation;

(xix)                       “Pro Rated Dividend” means the amount determined by multiplying the amount of the dividend payable for a Quarter in which a Liquidation, conversion or redemption is to occur by four and multiplying that product by a fraction, the numerator of which is the number of days from and including the Dividend Payment Date immediately preceding the date fixed for Liquidation, conversion or redemption to but excluding such date and the denominator of which is 365 or 366, depending upon the actual number of days in the applicable year;

(xx)                          “Quarter” means a three-month period ending on a Dividend Payment Date;

(xxi)                       “Quarterly Commencement Date” means the 15th day of February, May, August and November in each year, commencing February 15, 2023;

(xxii)                    “Quarterly Floating Rate Period” means the period from and including a Quarterly Commencement Date to but excluding the next succeeding Quarterly Commencement Date;

(xxiii)                 “Restricted Voting Shares” means the restricted voting shares in the capital of the Corporation;

(xxiv)                “Series 3 Conversion Date” means February 15, 2023, and February 15 in every fifth year thereafter;

(xxv)                   “Series 4 Shares” means the Cumulative Redeemable Floating Rate Preferred Shares, Series 4 in the capital of the Corporation;

(xxvi)                “Special Voting Shares” means the special voting shares in the capital of the Corporation;

(xxvii)             “Subsequent Fixed Rate Period” means, for the initial Subsequent Fixed Rate Period, the period from and including February 15, 2023, to but excluding February 15, 2028, and for each succeeding Subsequent Fixed Rate Period means the period from and including the day immediately following the last day of the immediately preceding Subsequent Fixed Rate Period to but excluding February 15 in the fifth year thereafter;

(xxviii)          “System Operator” means CDS or its nominee or any successor thereof; and

(xxix)                “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as an annual rate on 90 day Government of Canada treasury bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

(b)                                 The expressions “on a parity with”, “ranking prior to”, “ranking junior to” and similar expressions refer to the order of priority in the payment of dividends or in the distribution of assets in the event of any Liquidation.

(c)                                  If any day on which any dividend on the Series 3 Shares is payable by the Corporation or on or by which any other action is required to be taken by the Corporation is not a Business Day, then such dividend shall be payable and such other action may be taken on or by the next succeeding day that is a Business Day.

(2)                                 Dividends

(a)                                 During the Initial Fixed Rate Period, the holders of the Series 3 Shares shall be entitled to receive and the Corporation shall pay, as and when declared by the board of directors of the Corporation, out of the moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends at an annual rate of $1.3000 per Series 3 Share, payable quarterly on each Dividend Payment Date in each year, other than February 15, 2018. The first dividend, if declared, shall be payable on February 15, 2018 and, notwithstanding the foregoing, shall be in the amount per share determined by multiplying $1.3000 by the number of days in the period from and including the date of issue of the Series 3 Shares to but excluding February 15, 2018, and dividing that product by 365.

(b)                                 During each Subsequent Fixed Rate Period, the holders

of the Series 3 Shares shall be entitled to receive and the Corporation shall pay, as and when declared by the board of directors, out of the moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends, payable quarterly on each Dividend Payment Date, in the amount per share determined by multiplying one-quarter of the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period by $25.00.

(c)                                  On each Fixed Rate Calculation Date, the Corporation shall determine the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period. Each such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 3 Shares. The Corporation shall, on each Fixed Rate Calculation Date, give written notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of the then outstanding Series 3 Shares. Each such notice shall be given by electronic transmission, by facsimile transmission or by ordinary unregistered first class prepaid mail addressed to each holder of Series 3 Shares at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any holder not so appearing, to the address of such holder last known to the Corporation.

(d)                                 If a dividend has been declared for a Quarter and a date is fixed for a Liquidation, redemption or conversion that is prior to the Dividend Payment Date for such Quarter, a Pro Rated Dividend shall be payable on the date fixed for such Liquidation, redemption or conversion instead of the dividend declared, but if such Liquidation, redemption or conversion does not occur, then the full amount of the dividend declared shall be payable on the originally scheduled Dividend Payment Date.

(e)                                  If the dividend payable on any Dividend Payment Date is not paid in full on such date on all of the Series 3 Shares then outstanding, such dividend or the unpaid part of it shall be paid on a subsequent date or dates to be determined by the board of directors of the Corporation on which the Corporation shall have sufficient moneys properly applicable, under the provisions of any applicable law and under the provisions of any trust indenture securing bonds, debentures or other securities of the Corporation, to the payment of the dividend.

(f)                                   Cheques of the Corporation payable in lawful money of Canada at par at any branch of the Corporation’s bankers in Canada may be issued in respect of the dividends (less any tax required to be deducted) and payment of the cheques shall satisfy such dividends, or payments in respect of dividends may be made in any other manner determined by the Corporation.

(g)                                  The holders of the Series 3 Shares shall not be entitled to any dividend other than as specified in this paragraph (2) .

(3)                                 Purchase for Cancellation

Subject to the provisions of paragraphs (5) and (8) and subject to such provisions of the Business Corporations Act (Alberta) as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 3 Shares outstanding from time to time:

(a)                                 through the facilities of any stock exchange on which the Series 3 Shares are listed,

(b)                                 by invitation for tenders addressed to all the holders of record of the Series 3 Shares outstanding, or

(c)                                  in any other manner,

at the lowest price or prices at which, in the opinion of the board of directors of the Corporation, such shares are obtainable. If upon any invitation for tenders under the provisions of this paragraph (3), more Series 3 Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation shall accept, to the extent required, the tenders submitted at the lowest price and then, if and as required, the tenders submitted at the next progressively higher prices, and if more shares are tendered at any such price than the Corporation is prepared to purchase, then the shares tendered at such price shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series 3 Shares so tendered by each of the holders of Series 3 Shares who submit tenders at that price. From and after the date of purchase of any Series 3 Shares under the provisions of this paragraph (3), the shares so purchased shall be restored to the status of authorized but unissued shares.

(4)                                 Redemption

(a)                                 The Series 3 Shares shall not be redeemable prior to February 15, 2023. Subject to the provisions of paragraph (8), on February 15, 2023, and on February 15 in every fifth year thereafter, the Corporation, upon giving notice as herein provided, may redeem all or any part of the Series 3 Shares by the payment of an amount in cash for each Series 3 Share to be redeemed equal to $25.00 per Series 3 Share (such amount being the “redemption amount”) plus all accrued and unpaid dividends thereon which for such purpose shall be calculated on a pro rata basis for the period from and including the last Dividend Payment Date on which dividends on the Series 3 Shares have been paid to but excluding the date fixed for redemption (the whole constituting the “cash redemption price”). For the purposes of subsection 191(4) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, the amount specified in respect of each

Series 3 Share is $25.00.

(b)                                 In any case of redemption of Series 3 Shares under the provisions of this paragraph (4), the Corporation shall, at least 30 days and not more than 60 days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Series 3 Shares to be redeemed a written notice of the intention of the Corporation to redeem such Series 3 Shares. Such notice shall be mailed in a prepaid letter addressed to each such holder at the holder’s address as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the cash redemption price and the date on which redemption is to take place and, if part only of the Series 3 Shares held by the person to whom it is addressed is to be redeemed, the number so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series 3 Shares to be redeemed the cash redemption price on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates for the Series 3 Shares called for redemption, subject to the provisions of paragraph (13). Such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers in Canada. Such Series 3 Shares shall then be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares. If a part only of the shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice, the Series 3 Shares called for redemption shall cease to be entitled to dividends and the holders shall not be entitled to exercise any of the rights of holders in respect thereof unless payment of the cash redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right, at any time after the mailing of notice of its intention to redeem any Series 3 Shares, to deposit the cash redemption price of the shares so called for redemption, or of such of the shares represented by certificates that have not at the date of such deposit been surrendered by the holders in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Series 3 Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 3 Shares in respect of which such deposit shall have been made shall then be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares and the rights of the holders after such deposit or such redemption date shall be limited to receiving without interest their proportionate part of the total cash redemption price so deposited against presentation and surrender of the certificates representing the Series 3 Shares held by them that are being so redeemed. Any interest allowed on any such deposit shall belong to the Corporation and any unclaimed funds remaining on deposit on the sixth anniversary date of the redemption shall be returned to the Corporation. Subject to such provisions of the Business Corporations Act (Alberta) as may be applicable, in case a part only of the then outstanding Series 3 Shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the board of directors of the Corporation or the transfer agent and registrar, if any, appointed by the Corporation in respect of such shares shall decide, or, if the board of directors of the Corporation so decides, such shares may be redeemed pro rata (disregarding fractions).

(5)                                 Conversion into Series 4 Shares

(a)                                 The Series 3 Shares shall not be convertible prior to February 15, 2023. Thereafter, holders of Series 3 Shares shall have the right to elect to convert on each Series 3 Conversion Date, subject to the provisions hereof, all or any of their Series 3 Shares into Series 4 Shares on the basis of one Series 4 Share for each Series 3 Share. The Corporation shall, not more than 60 days and not less than 30 days prior to the applicable Series 3 Conversion Date, give notice in writing in accordance with the provisions of subparagraph 2(c) to the then registered holders of the Series 3 Shares of the conversion right provided for in this paragraph (5), which notice shall set out the Series 3 Conversion Date and instructions to such holders as to the method by which such conversion right may be exercised. On the 30th day prior to each Series 3 Conversion Date, the Corporation shall give notice in writing to the then registered holders of the Series 3 Shares of the Annual Fixed Dividend Rate for the Series 3 Shares for the next succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate for the Series 4 Shares for the next succeeding Quarterly Floating Rate Period. Such notice shall be delivered in accordance with the provisions of subparagraph (2)(c).

(b)                                 If the Corporation gives notice as provided in paragraph (4) to the holders of the Series 3 Shares of the redemption of all of the Series 3 Shares, then the right of a holder of Series 3 Shares to convert such Series 3 Shares shall terminate effective on the date of such notice and the Corporation shall not be required to give the notice specified in subparagraph (a) of this paragraph (5).

(c)                                  Holders of Series 3 Shares shall not be entitled to convert their shares into Series 4 Shares if the Corporation determines that there would remain outstanding on a Series 3 Conversion Date less than 1,000,000 Series 4 Shares, after having taken into account all Series 3 Shares tendered for conversion into Series 4 Shares and all Series 4 Shares tendered for conversion into Series 3 Shares, and the Corporation shall give notice in writing thereof in accordance with the provisions of subparagraph (2)(c) to all affected registered holders of the Series 3 Shares at least seven days prior to the applicable Series 3 Conversion Date and shall issue and deliver, or cause to be delivered, prior to such Series 3 Conversion Date, at the expense of the Corporation, to such holders of Series 3 Shares who have surrendered for conversion any certificate or certificates representing Series 3 Shares, certificates representing the Series 3 Shares represented by any certificate or certificates so surrendered.

(d)                                 If the Corporation determines that there would remain outstanding on a Series 3 Conversion Date less than 1,000,000 Series 3 Shares, after having taken into account all Series 3 Shares tendered for conversion into Series 4 Shares and all Series 4 Shares tendered for conversion into Series 3 Shares, then all of the remaining outstanding Series 3 Shares shall be converted automatically into Series 4 Shares on the basis of one Series 4 Share for each Series 3 Share on the applicable Series 3 Conversion Date and the Corporation shall give notice in writing thereof in accordance with the provisions of subparagraph (2)(c) to the then registered holders of such remaining Series 3 Shares at least seven days prior to the Series 3 Conversion Date.

(e)                                  The conversion right may be exercised by a holder of Series 3 Shares by notice in writing, in a form satisfactory to the Corporation (the “Series 3 Conversion Notice”), which notice must be received by the transfer agent and registrar for the Series 3 Shares at the principal office in Toronto or Calgary of such transfer agent and registrar not earlier than the 30th day prior to, but not later than 5:00 p.m. (Toronto time) on the 15th day preceding, a Series 3 Conversion Date. The Series 3 Conversion Notice shall indicate the number of Series 3 Shares to be converted. Once received by the transfer agent and registrar on behalf of the Corporation, the election of a holder to convert is irrevocable. Except in the case where the Series 4

Shares are in the Book-Based System, if the Series 4 Shares are to be registered in a name or names different from the name or names of the registered holder of the Series 3 Shares to be converted, the Series 3 Conversion Notice shall contain written notice in form and execution satisfactory to such transfer agent and registrar directing the Corporation to register the Series 4 Shares in some other name or names (the “Series 4 Transferee”) and stating the name or names (with addresses) and a written declaration, if required by the Corporation or by applicable law, as to the residence and share ownership status of the Series 4 Transferee and such other matters as may be required by such law in order to determine the entitlement of such Series 4 Transferee to hold such Series 4 Shares.

(f)                                   If all remaining outstanding Series 3 Shares are to be converted into Series 4 Shares on the applicable Series 3 Conversion Date as provided for in subparagraph (d) of this paragraph (5), the Series 3 Shares that holders have not previously elected to convert shall be converted on the Series 3 Conversion Date into Series 4 Shares and the holders thereof shall be deemed to be holders of Series 4 Shares at 5:00 p.m. (Toronto time) on the Series 3 Conversion Date and shall be entitled, upon surrender during regular business hours at the principal office in Toronto or Calgary of the transfer agent and registrar of the Corporation of the certificate or certificates representing Series 3 Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 4 Shares in the manner and subject to the provisions of this paragraph (5) and paragraph (13).

(g)                                  Subject to subparagraph (h) of this paragraph (5) and paragraph (13), as promptly as practicable after the Series 3 Conversion Date, the Corporation shall deliver or cause to be delivered certificates representing the Series 4 Shares registered in the name of the holders of the Series 3 Shares to be converted, or as such holders shall have directed, on presentation and surrender at the principal office in Toronto or Calgary of the transfer agent and registrar for the Series 3 Shares of the certificate or certificates for the Series 3 Shares to be converted. If only a part of such Series 3 Shares represented by any certificate shall be converted, a new certificate for the balance shall be issued at the expense of the Corporation. From and after 5:00 p.m. (Toronto time) on the applicable Series 3 Conversion Date, the Series 3 Shares converted into Series 4 Shares shall cease to be outstanding and shall be restored to the status of authorized but unissued shares, and the holders thereof shall cease to be entitled to dividends (other than any accrued but unpaid dividends then outstanding on the Series 3 Shares) and shall not be entitled to exercise any of the rights of holders in respect thereof unless the Corporation shall fail, subject to paragraph (13), to deliver to the holders of the Series 3 Shares to be converted share certificates representing the Series 4 Shares into which such shares have been converted.

(h)                                 The obligation of the Corporation to issue Series 4 Shares upon conversion of any Series 3 Shares shall be deferred for a period not to exceed 60 days during the continuance of any one or more of the following events:

(i)                                     the issuing of such Series 4 Shares is prohibited pursuant to any agreement or arrangement entered into by the Corporation to assure its solvency or continued operation;

(ii)                                  the issuing of such Series 4 Shares is prohibited by law or by any regulatory or other authority having jurisdiction over the Corporation that is acting in conformity with law; or

(iii)                               for any reason beyond its control, the Corporation is unable to issue Series 4 Shares or is unable to deliver Series 4 Shares.

If, at the end of such 60 day period or sooner, the Corporation is able to issue the Series 4 Shares, it shall do so forthwith with effect from the original Series 3 Conversion Date, but if it is not able to do so at any point during such 60 day period, then, on the first Business Day following its expiry, all Series 3 Shares tendered for conversion shall be deemed to have not been converted, all Series 3 Conversion Notices tendered in connection with such conversion shall be deemed revoked and of no further force or effect and any certificates representing Series 3 Shares tendered for conversion shall be returned to the holders thereof.

(i)                                     The Corporation reserves the right not to deliver Series 4 Shares to any person that the Corporation or its transfer agent and registrar has reason to believe is a person whose address is in, or that the Corporation or its transfer agent and registrar has reason to believe is a resident of, any jurisdiction outside Canada if such delivery would require the Corporation to take any action to comply with the securities laws of such jurisdiction. In those circumstances, the Corporation shall hold, as agent of any such person, all or the relevant number of Series 4 Shares, and the Corporation shall attempt to sell such Series 4 Shares to parties other than the Corporation and its affiliates on behalf of any such person. Such sales (if any) shall be made at such times and at such prices as the Corporation, in its sole discretion, may determine. The Corporation shall not be subject to any liability for failure to sell Series 4 Shares on behalf of any such person at all or at any particular price or on any particular day. The proceeds received by the Corporation from the sale of any such Series 4 Shares shall be delivered to any such person, after deducting the costs of sale, by cheque or in any other manner determined by the Corporation.

(6)                                 Liquidation, Dissolution or Winding-up

In the event of a Liquidation, the holders of the Series 3 Shares shall be entitled to receive $25.00 per Series 3 Share plus all accrued and unpaid dividends thereon, which for such purpose shall be calculated on a pro rata basis for the period from and including the last Dividend Payment Date on which dividends on the Series 3 Shares have been paid to but excluding the date of such Liquidation, before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of the Restricted Voting Shares, Special Voting Shares or to the holders of any other shares ranking junior to the Series 3 Shares in any respect. After payment to the holders of the Series 3 Shares of the amount so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of th Corporation.

(7)                                 Voting Rights

The holders of Series 3 Shares shall not be entitled (except as otherwise provided by law and except for meetings of the holders of Preferred Shares as a class and meetings of the holders of Series 3 Shares as a series) to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly dividends on the Series 3 Shares, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, the holders of Series 3 Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation at which directors are to be elected and which take place more than 60 days after the date on which the failure first occurs (other than separate meetings of holders of another class or series of shares), and such holders of Series 3 Shares present in person or represented by proxy at such meeting shall have the right, at any poll taken or in respect of any other voting method at any such meeting, voting together with the holders of the Restricted Voting Shares, the Special Voting Shares and all other shares entitled to vote together with the Restricted Voting Shares and the Special Voting Shares on such election of directors, to one vote with respect to resolutions to elect directors being voted on for each Series 3 Share held until all such arrears of dividends have been paid, whereupon such rights shall cease unless and until the same default shall again arise under the provisions of this paragraph (7).

(8)                                 Restrictions on Payment of Dividends and Reduction of Junior Capital

So long as any of the Series 3 Shares are outstanding, the Corporation shall not:

(a)                                 call for redemption, purchase, reduce or otherwise pay off less than all the Series 3 Shares and all other

Preferred Shares then outstanding ranking prior to or on parity with the Series 3 Shares with respect to payment of dividends;

(b)                                 declare, pay or set apart for payment, any dividends (other than stock dividends in shares of the Corporation ranking junior to the Series 3 Shares) on the Restricted Voting Shares, Special Voting Shares or any other shares of the Corporation ranking junior to the Series 3 Shares with respect to payment of dividends; or

(c)                                  call for redemption, purchase, reduce or otherwise pay for any shares of the Corporation ranking junior to the Series 3 Shares with respect to repayment of capital or with respect to payment of dividends;

unless all dividends up to and including the dividends payable on the last preceding dividend payment dates on the Series 3 Shares and on all other Preferred Shares ranking prior to or on a parity with the Series 3 Shares with respect to payment of dividends then outstanding shall have been declared and paid or set apart for payment at the date of any such action referred to in subparagraphs 9(a), (b) and (c).

(9)                                 Creation or Issue of Additional Shares

So long as any Series 3 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series 3 Shares, create or issue any shares ranking prior to or on a parity with the Series 3 Shares with respect to repayment of capital or payment of dividends; provided, however, that the Corporation may without such approval create and/or issue additional series of Preferred Shares on a parity with the Series 3 Shares with respect to repayment of capital or payment of dividends: (i) in connection with the issuance of Preferred Shares on the due conversion of any then outstanding Preferred Shares in accordance with the provisions hereof; (ii) if all dividends then payable on the Series 3 Shares shall have been paid or set apart for payment; or (iii) in the event of the insolvency or bankruptcy of the Corporation (which shall include, for certainty, (a) the initiation of any proceedings, (b) the appointment of a receiver, interim receiver, trustee or other similar official or (c) assignments for the benefit of the Corporation’s creditors, i each case related to the bankruptcy or insolvency of the Corporation), for the purposes of satisfying interest payments on outstanding indebtedness or debt securities of the Corporation, repaying indebtedness or outstanding debt securities of the Corporation and/or converting or exchanging indebtedness or outstanding debt securities of the Corporation into such series of Preferred Shares.

(10)                          Sanction by Holders of Series 3 Shares

The approval of the holders of the Series 3 Shares when voting separately as a series with respect to any and all matters referred to in these share provisions may be given in writing by all of the holders of the Series 3 Shares outstanding or by resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at a meeting of the holders of the Series 3 Shares duly called and held for the purpose of considering the subject matter of such resolution and at which a quorum of holders of Series 3 Shares then outstanding is present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, a quorum of holders of Series 3 Shares then outstanding is not present in person or so represented by proxy at the opening of the meeting, then the meeting shall be adjourned to such date and to such time and place as may be fixed by the holders of Series 3 Shares present or represented at the meeting in accordance with the by-laws of the Corporation, and at such adjourned meeting if a quorum of the holders of Series 3 Shares is present in person or represented by proxy in accordance with the by-laws of the Corporation, a resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at such adjourned meeting shall constitute the approval of the holders of Series 3 Shares. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 3 Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 3 Shares held by such holder.

(11)                          Tax Election

The Corporation shall elect, in the manner and within the time provided under subsection 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate, and shall take all other action necessary under such Act, such that no holder of Series 3 Shares shall be required to pay tax on dividends received (or deemed to be received) on the Series 3 Shares under section 187.2 of such Act or any successor or replacement provision of similar effect.

(12)                          Withholding Tax

Notwithstanding any other provision of these share provisions, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these share provisions is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any non-cash payment, distribution, issuance or delivery to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 3 Shares pursuant to these share provisions shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this paragraph (12). Holders of Series 3 Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions and shall indemnify and hold harmless the Corporation on an after-tax basis for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions.

(13)                          Book-Based System

(a)                                 Subject to the provisions of subparagraphs (b) and (c) of this paragraph (13) and notwithstanding the provisions of paragraphs (1) through (12) of these share provisions, the Series 3 Shares shall be evidenced by a single fully registered Global Certificate representing the aggregate number of Series 3 Shares issued by the Corporation which shall be held by, or on behalf of, the System Operator as custodian of the Global Certificate for the Participants and registered in the name of “CDS & Co.” (or in such other name as the System Operator may use from time to time as its nominee for purposes of the Book-Based System), and registrations of ownership, transfers, surrenders and conversions of Series 3 Shares shall be made only through the Book-Based System. Accordingly, subject to subparagraph (c) of this paragraph (13), no beneficial holder of Series 3 Shares shall receive a certificate or other instrument from the Corporation or the System Operator evidencing such holder’s ownership thereof, and no such holder shall be shown on the records maintained by the System Operator except through a book-entry account of a Participant acting on behalf of such holder.

(b)                                 Notwithstanding the provisions of paragraphs (1) through (12), so long as the System Operator is the registered holder of the Series 3 Shares:

(i)                                     the System Operator shall be considered the sole owner of the Series 3 Shares for the purposes of receiving notices or payments on or in respect of the Series 3 Shares or the delivery of Series 4 Shares and certificates therefor upon the exercise of rights of conversion in each case, for the benefit of the beneficial holders of Series 3 Shares; and

(ii)                                  the Corporation, pursuant to the exercise of rights of redemption or conversion, shall deliver or cause to be delivered to the System Operator, for the benefit of the beneficial holders (or former holders) of the Series 3 Shares, the cash redemption price for the Series 3 Shares or certificates for Series 4 Shares against delivery to the Corporation’s account with the System Operator of such holders’ Series 3 Shares.

(c)                                  If the Corporation determines that the System Operator is no longer willing or able to discharge properly its responsibilities with respect to the Book-Based System and the Corporation is unable to locate a qualified successor or the Corporation elects, or is required by applicable law, to withdraw the Series 3 Shares from the Book-Based System, then subparagraphs (a) and (b) of this paragraph (13) shall no longer be applicable to the Series 3 Shares and the Corporation shall notify Book-Entry Holders through the System Operator of the occurrence of any such event or election and of the availability of Definitive Shares to Book-Entry Holders. Upon surrender by the System Operator of the Global Certificate to the transfer agent and registrar for the Series 3 Shares accompanied by registration instructions for re-registration, the Corporation shall execute and deliver Definitive Shares. The Corporation shall not be liable for any delay in delivering such instructions and may conclusively act and rely on and shall be protected in acting and relying on such instructions. Upon the issuance of Definitive Shares, the Corporation shall recognize the registered holders of such Definitive Shares and the Book-Entry Shares for which such Definitive Shares have been substituted shall be void and of no further effect.

(d)                                 The provisions of paragraphs (1) through (12) and the exercise of rights of redemption and conversion, with respect to Series 3 Shares are subject to the provisions of this paragraph (13), and to the extent that there is any inconsistency or conflict between such provisions, the provisions of this paragraph (13) shall prevail.

(14)                          Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series 3 Shares, the Corporation may, at its option, make any payment due to registered holders of Series 3 Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 3 Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 3 Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 3 Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder into a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder into a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(15)                          Amendments

The provisions attaching to the Series 3 Shares may be deleted, varied, modified, amended or amplified by articles of amendment with such approval as may then be required by the Business Corporations Act (Alberta), with any such approval to be given in accordance with paragraph (10) and with any required approvals of any stock exchanges on which the Series 3 Shares may be listed.

The fourth series of Preferred Shares of the Corporation shall consist of 10,000,000 shares designated as Cumulative Redeemable Floating Rate Preferred Shares, Series 4 (the “Series 4 Shares”). In addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Series 4 Shares shall be as follows:

(1)                                 Interpretation

(a)                                 In these Series 4 Share provisions, the following expressions have the meanings indicated:

(i)                                     “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate of interest (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date and 3.51%, provided that, in any event, such rate shall not be less than 5.20%;

(ii)                                  “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service, its successor service or a comparable source (or such other page as may replace the GCAN5YR<INDEX> page on that service, its successor service or a comparable source) for purposes of displaying Government of Canada bond yields;

(iii)                               “Book-Based System” means the record entry securities transfer and pledge system administered by the System Operator in accordance with the operating rules and procedures of the System Operator in force from time to time and any successor system thereof;

(iv)                              “Book-Entry Holder” means the person that is the beneficial holder of a Book-Entry Share;

(v)                                 “Book-Entry Shares” means the Series 4

Shares held through the Book-Based System;

(vi)                              “Business Day” means a day on which chartered banks are generally open for business in both Calgary, Alberta and Toronto, Ontario;

(vii)                           “CDS” means CDS Clearing and Depository Services Inc. or any successor thereof;

(viii)                        “Definitive Share” means a fully registered, typewritten, printed, lithographed, engraved or otherwise produced share certificate representing one or more Series 4 Shares;

(ix)                              “Dividend Payment Date” means the 15th day of February, May, August and November in any year;

(x)                                 “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period;

(xi)                              “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the annual rate of interest (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date and 3.51%;

(xii)                           “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period;

(xiii)                        “Global Certificate” means the global certificate representing outstanding Book-Entry Shares;

(xiv)                       “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and that appears on the Bloomberg Screen GCAN5YR Page on such date; provided that if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, then the Government of Canada Yield shall mean the arithmetic average of the yields quoted to the Corporation by two registered Canadian investment dealers selected by the Corporation as being the annual yield to maturity on such date, compounded semi-annually, that a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity of five years;

(xv)                          “Liquidation” means the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(xvi)                       “Participants” means the participants in the Book-Based System;

(xvii)                    “Preferred Shares” means the preferred shares in the capital of the Corporation;

(xviii)                 “Pro Rated Dividend” means the amount determined by multiplying the amount of the dividend payable for a Quarter in which a Liquidation, conversion or redemption is to occur by four and multiplying that product by a fraction, the numerator of which is the number of days from and including the Dividend Payment Date immediately preceding the date fixed for Liquidation, conversion or redemption to but excluding such date and the denominator of which is 365 or 366, depending upon the actual number of days in the applicable year;

(xix)                       “Quarter” means a three-month period ending on a Dividend Payment Date;

(xx)                          “Quarterly Commencement Date” means the 15th day of February, May, August and November in each year, commencing February 15, 2023;

(xxi)                       “Quarterly Floating Rate Period” means the period from and including a Quarterly Commencement Date to but excluding the next succeeding Quarterly Commencement Date;

(xxii)                    “Restricted Voting Shares” means the restricted voting shares in the capital of the Corporation;

(xxiii)                 “Series 3 Shares” means the Cumulative Redeemable Minimum Rate Reset Preferred Shares, Series 3 in the capital of the Corporation;

(xxiv)                “Series 4 Conversion Date” means February 15, 2028, and February 15 in every fifth year thereafter;

(xxv)                   “Special Voting Shares” means the special voting shares in the capital of the Corporation;

(xxvi)                “Subsequent Fixed Rate Period” means, for the initial Subsequent Fixed Rate Period, the period from and including February 15, 2023, to but excluding February 15, 2028, and for each succeeding Subsequent Fixed Rate Period means the period from and including the day immediately following the last day of the immediately preceding Subsequent Fixed Rate Period to but excluding February 15 in the fifth year thereafter;

(xxvii)             “System Operator” means CDS or its nominee or any successor thereof; and

(xxviii)          “T-Bill Rate” means, for any Quarterly Floati Rate Period, the average yield expressed as an annual rate on 90 day Government of Canada treasury bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

(b)                                 The expressions “on a parity with”, “ranking prior to”, “ranking junior to” and similar expressions refer to the order of priority in the payment of dividends or in the distribution of assets in the event of any Liquidation.

(c)                                  If any day on which any dividend on the Series 4 Shares is payable by the Corporation or on or by which any other action is required to be taken by the Corporation is not a Business Day, then such dividend shall be payable and such other action may be taken on or by the next succeeding day that is a Business Day.

(2)                                 Dividends

(a)                                 During each Quarterly Floating Rate Period, the holders of the Series 4 Shares shall be entitled to receive and the Corporation shall pay, as and when declared by the board of directors of the Corporation, out of the moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends, payable on each Dividend Payment Date, in the amount per share determined by multiplying the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period by $25.00 and multiplying that product by a fraction, the numerator of which is the actual number of days in such Quarterly Floating Rate Period and the denominator of which is 365 or 366, depending on the actual number of days in the applicable year.

(b)                                 On each Floating Rate Calculation Date, the

Corporation shall determine the Floating Quarterly Dividend Rate for the ensuing Quarterly Floating Rate Period. Each such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 4 Shares. The Corporation shall, on each Floating Rate Calculation Date, give written notice of the Floating Quarterly Dividend Rate for the ensuing Quarterly Floating Rate Period to the registered holders of the then outstanding Series 4 Shares. Each such notice shall be given by electronic transmission, by facsimile transmission or by ordinary unregistered first class prepaid mail addressed to each holder of Series 4 Shares at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any holder not so appearing, to the address of such holder last known to the Corporation.

(c)                                  If a dividend has been declared for a Quarter and a date is fixed for a Liquidation, redemption or conversion that is prior to the Dividend Payment Date for such Quarter, a Pro Rated Dividend shall be payable on the date fixed for such Liquidation, redemption or conversion instead of the dividend declared, but if such Liquidation, redemption or conversion does not occur, then the full amount of the dividend declared shall be payable on the originally scheduled Dividend Payment Date.

(d)                                 If the dividend payable on any Dividend Payment Date is not paid in full on such date on all of the Series 4 Shares then outstanding, such dividend or the unpaid part of it, shall be paid on a subsequent date or dates to be determined by the board of directors of the Corporation on which the Corporation shall have sufficient moneys properly applicable, under the provisions of any applicable law and under the provisions of any trust indenture securing bonds, debentures or other securities of the Corporation, to the payment of the dividend.

(e)                                  Cheques of the Corporation payable in lawful money of Canada at par at any branch of the Corporation’s bankers in Canada may be issued in respect of the dividends (less any tax required to be deducted) and payment of the cheques shall satisfy such dividends, or payments in respect of dividends may be made in any other manner determined by the Corporation.

(f)                                   The holders of the Series 4 Shares shall not be entitled to any dividend other than as specified in this paragraph (2) .

(3)                                 Purchase for Cancellation

Subject to the provisions of paragraphs (5) and (8) and subject to such provisions of the Business Corporations Act (Alberta) as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 4 Shares outstanding from time to time:

(a)                                 through the facilities of any stock exchange on which the Series 4 Shares are listed,

(b)                                 by invitation for tenders addressed to all the holders of record of the Series 4 Shares outstanding, or

(c)                                  in any other manner,

at the lowest price or prices at which, in the opinion of the board of directors of the Corporation, such shares are obtainable. If upon any invitation for tenders under the provisions of this paragraph (3), more Series 4 Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation shall accept, to the extent required, the tenders submitted at the lowest price and then, if and as required, the tenders submitted at the next progressively higher prices, and if more shares are tendered at any such price than the Corporation is prepared to purchase, then the shares tendered at such price shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series 4 Shares so tendered by each of the holders of Series 4 Shares who submit tenders at that price. From and after the date of purchase of any Series 4 Shares under the provisions of this paragraph (3), the shares so purchased shall be restored to the status of authorized but unissued shares.

(4)                                 Redemption

(a)                                 Subject to the provisions of paragraph (8), the Corporation, upon giving notice as herein provided, may redeem all or any part of the Series 4 Shares by the payment of an amount in cash for each Series 4 Share to be redeemed equal to:

(i)                                     $25.00 in the case of a redemption on a Series 4 Conversion Date on or after February 15, 2028, or

(ii)                                  $25.50 in the case of redemption on any other date after February 15, 2023 that is not a Series 4 Conversion Date,

(such amount being the “redemption amount”) plus all accrued and unpaid dividends thereon, which for such purpose shall be calculated on a pro rata basis for the period from and including the last Dividend Payment Date on which dividends on the Series 4 Shares have been paid to but excluding the date fixed for redemption (the whole constituting the “cash redemption price”). For the purposes of subsection 191(4) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, the amount specified in respect of each Series 4 Share is $25.00.

(b)                                 In any case of redemption of Series 4 Shares under the provisions of this paragraph (4), the Corporation shall, at least 30 days and not more than 60 days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Series 4 Shares to be redeemed a written notice of the intention of the Corporation to redeem such Series 4 Shares. Such notice shall be mailed in a prepaid letter addressed to each such holder at the holder’s address as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the cash redemption price and the date on which redemption is to take place and, if part only of the Series 4 Shares held by the person to whom it is addressed is to be redeemed, the number so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series 4 Shares to be redeemed, the cash redemption price on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates for the Series 4 Shares called for redemption, subject to the provisions of paragraph (13). Such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers in Canada. Such Series 4 Shares shall then be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares. If a part only of the shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice, the Series 4 Shares called for redemption shall cease to be entitled to dividends and the holders shall not be entitled to exercise any of the rights of holders in respect thereof unless payment of the cash redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right, at any time after the mailing of notice of its intention to redeem any Series 4 Shares, to deposit the cash redemption price of the shares so called for redemption, or of such of the shares represented by certificates that have not at the date of such deposit been surrendered by the holders in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Series 4 Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 4 Shares in respect of which such deposit shall have been made shall then be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares and the rights of the holders after such deposit or such redemption date shall be limited to receiving without interest their proportionate part of the total cash redemption price so deposited against presentation and surrender of the certificates representing the Series 4 Shares held by them that are being so redeemed. Any interest allowed on any such deposit shall belong to the Corporation and any unclaimed funds remaining on deposit on the sixth anniversary date of the redemption shall be returned to the Corporation. Subject to such provisions of the Business Corporations Act (Alberta) as may be applicable, in case a part only of the then outstanding Series 4 Shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the board of directors of the Corporation or the transfer agent and registrar, if any, appointed by the Corporation in respect of such shares, shall decide, or, if the board of directors of the Corporation so decides, such shares may be redeemed pro rata (disregarding fractions).

(5)                                 Conversion into Series 3 Shares

(a)                                 The Series 4 Shares shall not be convertible prior to February 15, 2028. Thereafter, holders of Series 4 Shares shall have the right to elect to convert on each Series 4 Conversion Date, subject to the provisions hereof, all or any of their Series 4 Shares into Series 3 Shares on the basis of one Series 3 Share for each Series 4 Share. The Corporation shall, not more than 60 days and not less than 30 days prior to the applicable Series 4 Conversion Date, give notice in writing in accordance with the provisions of subparagraph 2(b) to the then registered holders of the Series 4 Shares, of the conversion right provided for in this paragraph (5), which notice shall set out the Series 4 Conversion Date and instructions to such holders as to the method by which such conversion right may be exercised. On the 30th day prior to each Series 4 Conversion Date, the Corporation shall give notice in writing to the then registered holders of the Series 4 Shares of the Annual Fixed Dividend Rate for the Series 3 Shares for the next succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate for the Series 4 Shares for the next succeeding Quarterly Floating Rate Period. Such notice shall be delivered in accordance with the provisions of subparagraph (2)(b).

(b)                                 If the Corporation gives notice as provided in paragraph (4) to the holders of the Series 4 Shares of the redemption of all of the Series 4 Shares, then the right of a holder of Series 4 Shares to convert such Series 4 Shares shall terminate effective on the date of such notice and the Corporation shall not be required to give the notice specified in subparagraph (a) of this paragraph (5).

(c)                                  Holders of Series 4 Shares shall not be entitled to convert their shares into Series 3 Shares if the Corporation determines that there would remain outstanding on a Series 4 Conversion Date less than 1,000,000 Series 3 Shares, after having taken into account all Series 4 Shares tendered for conversion into Series 3 Shares and all Series 3 Shares tendered for conversion into Series 4 Shares, and the Corporation shall give notice in writing thereof in accordance with the provisions of subparagraph (2) (b) to all affected registered holders of the Series 4 Shares at least seven days prior to the applicable Series 4 Conversion Date and shall issue and deliver, or cause to be delivered, prior to such Series 4 Conversion Date, at the expense of the Corporation, to such holders of Series 4 Shares who have surrendered for conversion any certificate or certificates representing Series 4 Shares, certificates representing the Series 4 Shares represented by any certificate or certificates so surrendered.

(d)                                 If the Corporation determines that there would remain outstanding on a Series 4 Conversion Date less than 1,000,000 Series 4 Shares, after having taken into account all Series 4 Shares tendered for conversion into Series 3 Shares and all Series 3 Shares tendered for conversion into Series 4 Shares, then all of the remaining outstanding Series 4 Shares shall be converted automatically into Series 3 Shares on the basis of one Series 3 Share for each Series 4 Share on the applicable Series 4 Conversion Date and the Corporation shall give notice in writing thereof in accordance with the provisions of subparagraph (2)(b) to the then registered holders of such remaining Series 4 Shares at least seven days prior to the Series 4 Conversion Date.

(e)                                  The conversion right may be exercised by a holder of Series 4 Shares by notice in writing, in a form satisfactory to the Corporation (the “Series 4 Conversion Notice”), which notice must be received by the transfer agent and registrar for the Series 4 Shares at the principal office in Toronto or Calgary of such transfer agent and registrar not earlier than the 30th day prior to, but not later than 5:00 p.m. (Toronto time) on the 15th day preceding, a Series 4 Conversion Date. The Series 4 Conversion Notice shall indicate the number of Series 4 Shares to be converted. Once received by the transfer agent and registrar on behalf of the Corporation, the election of a holder to convert is irrevocable. Except in the case where the Series 3 Shares are in the Book-Based System, if the Series 3 Shares are to be registered in a name or names different from the name or names of the registered holder of the Series 4 Shares to be converted, the

Series 4 Conversion Notice shall contain written notice in form and execution satisfactory to such transfer agent and registrar directing the Corporation to register the Series 3 Shares in some other name or names (the “Series 3 Transferee”) and stating the name or names (with addresses) and a written declaration, if required by the Corporation or by applicable law, as to the residence and share ownership status of the Series 3 Transferee and such other matters as may be required by such law in order to determine the entitlement of such Series 3 Transferee to hold such Series 3 Shares.

(f)                                   If all remaining outstanding Series 4 Shares are to be converted into Series 3 Shares on the applicable Series 4 Conversion Date as provided for in subparagraph (d) of this paragraph (5), the Series 4 Shares that holders have not previously elected to convert shall be converted on the Series 4 Conversion Date into Series 3 Shares and the holders thereof shall be deemed to be holders of Series 3 Shares at 5:00 p.m. (Toronto time) on the Series 4 Conversion Date and shall be entitled, upon surrender during regular business hours at the principal office in Toronto or Calgary of the transfer agent and registrar of the Corporation of the certificate or certificates representing Series 4 Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 3 Shares in the manner and subject to the provisions of this paragraph (5) and paragraph (13).

(g)                                  Subject to subparagraph (h) of this paragraph (5) and paragraph (13), as promptly as practicable after the Series 4 Conversion Date the Corporation shall deliver or cause to be delivered certificates representing the Series 3 Shares registered in the name of the holders of the Series 4 Shares to be converted, or as such holders shall have directed, on presentation and surrender at the principal office in Toronto or Calgary of the transfer agent and registrar for the Series 4 Shares of the certificate or certificates for the Series 4 Shares to be converted. If only a part of such Series 4 Shares represented by any certificate shall be converted, a new certificate for the balance shall be issued at the expense of the Corporation. From and after 5:00 p.m. (Toronto time) on the applicable Series 4 Conversion Date, the Series 4 Shares converted into Series 3 Shares shall cease to be outstanding and shall be restored to the status of authorized but unissued shares, and the holders thereof shall cease to be entitled to dividends (other than any accrued but unpaid dividends then outstanding on the Series 4 Shares) and shall not be entitled to exercise any of the rights of holders in respect thereof unless the Corporation shall fail, subject to paragraph (13), to deliver to the holders of the Series 4 Shares to be converted share certificates representing the Series 3 Shares into which such shares have been converted.

(h)                                 The obligation of the Corporation to issue Series 3 Shares upon conversion of any Series 4 Shares shall be deferred for a period not to exceed 60 days during the continuance of any one or more of the following events:

(i)                                     the issuing of such Series 3 Shares is prohibited pursuant to any agreement or arrangement entered into by the Corporation to assure its solvency or continued operation;

(ii)                                  the issuing of such Series 3 Shares is prohibited by law or by any regulatory or other authority having jurisdiction over the Corporation that is acting in conformity with law; or

(iii)                               for any reason beyond its control, the Corporation is unable to issue Series 3 Shares or is unable to deliver Series 3 Shares.

If, at the end of such 60 day period or sooner, the Corporation is able to issue the Series 3 Shares, it shall do so forthwith with effect from the original Series 4 Conversion Date, but if it is not able to do during such 60 day period, then, on the first Business Day following its expiry, all Series 4 Shares tendered for conversion shall be deemed to have not been converted, all Series 4 Conversion Notices tendered in connection with such conversion shall be deemed revoked and of no further force or effect and any certificates representing Series 4 Shares tendered for conversion shall be returned to the holders thereof.

(i)                                     The Corporation reserves the right not to deliver Series 3 Shares to any person that the Corporation or its transfer agent and registrar has reason to believe is a person whose address is in, or that the Corporation or its transfer agent and registrar has reason to believe is a resident of any jurisdiction outside Canada if such delivery would require the Corporation to take any action to comply with the securities laws of such jurisdiction. In those circumstances, the Corporation shall hold, as agent of any such person, all or the relevant number of Series 3 Shares, and the Corporation shall attempt to sell such Series 3 Shares to parties other than the Corporation and its affiliates on behalf of any such person. Such sales (if any) shall be made at such times and at such prices as the Corporation, in its sole discretion, may determine. The Corporation shall not be subject to any liability for failure to sell Series 3 Shares on behalf of any such person at all or at any particular price or on any particular day. The proceeds received by the Corporation from the sale of any such Series 3 Shares shall be delivered to any such person, after deducting the costs of sale, by cheque or in any other manner determined by the Corporation.

(6)           Liquidation, Dissolution or Winding-up

In the event of a Liquidation, the holders of the Series 4 Shares shall be entitled to receive $25.00 per Series 4 Share plus all accrued and unpaid dividends thereon, which for such purpose shall be calculated on a pro rata basis for the period from and including the last Dividend Payment Date on which dividends on the Series 4 Shares have been paid to but excluding the date of such Liquidation, before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of the Restricted Voting Shares, Special Voting Shares or to the holders of any other shares ranking junior to the Series 4 Shares in any respect. After payment to the holders of the Series 4 Shares of the amount so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of th Corporation.

(7)           Voting Rights

The holders of Series 4 Shares shall not be entitled (except as otherwise provided by law and except for meetings of the holders of Preferred Shares as a class and meetings of the holders of Series 4 Shares as a series) to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly dividends on the Series 4 Shares, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, the holders of Series 4 Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation at which directors are to be elected and which take place more than 60 days after the date on which the failure first occurs (other than separate meetings of holders of another class or series of shares), and such holders of Series 4 Shares present in person or represented by proxy at such meeting shall have the right, at any poll taken or in respect of any other voting method at any such meeting, voting together with the holders of the Restricted Voting Shares, the Special Voting Shares and all other shares entitled to vote together with the Restricted Voting Shares and the Special Voting Shares on such election of directors, to one vote with respect to resolutions to elect directors being voted on for each Series 4 Share held until all such arrears of dividends have been paid, whereupon such rights shall cease unless and until the same default shall again arise under the provisions of this paragraph (7).

(8)           Restrictions on Payment of Dividends and Reduction of Junior Capital

So long as any of the Series 4 Shares are outstanding, the Corporation shall not:

(a)           call for redemption, purchase, reduce or otherwise pay off less than all the Series 4 Shares and all other Preferred Shares then outstanding ranking prior to or on parity with the Series 4 Shares with respect to payment of dividends;

(b)           declare, pay or set apart for payment, any dividends (other than stock dividends in shares of the Corporation ranking junior to the Series 4 Shares) on the Restricted Voting Shares, Special Voting Shares or any other shares of the Corporation ranking junior to the Series 4 Shares with respect to payment of dividends; or

(c)           call for redemption, purchase, reduce or otherwise pay for any shares of the Corporation ranking junior to the Series 4 Shares with respect to repayment of capital or with respect to payment of dividends;

unless all dividends up to and including the dividends payable on the last preceding dividend payment dates on the Series 4 Shares and on all other Preferred Shares ranking prior to or on a parity with the Series 4 Shares with respect to payment of dividends then outstanding shall have been declared and paid or set apart for payment at the date of any such action referred to in subparagraphs 9 (a), (b) and (c).

(9)           Creation or Issue of Additional Shares

So long as any Series 4 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series 4 Shares, create or issue any shares ranking prior to or on a parity with the Series 4 Shares with respect to repayment of capital or payment of dividends; provided, however, that the Corporation may without such approval create and/or issue additional series of Preferred Shares on a parity with the Series 4 Shares with respect to repayment of capital or payment of dividends: (i) in connection with the issuance of Preferred Shares on the due conversion of any then outstanding Preferred Shares in accordance with the provisions hereof; (ii) if all dividends then payable on the Series 4 Shares shall have been paid or set apart for payment; or (iii) in the event of the insolvency or bankruptcy of the Corporation (which shall include, for certainty, (a) the initiation of any proceedings, (b) the appointment of a receiver, interim receiver, trustee or other similar official or (c) assignments for the benefit of the Corporation’s creditors, i each case related to the bankruptcy or insolvency of the Corporation), for the purposes of satisfying interest payments on outstanding indebtedness or debt securities of the Corporation, repaying indebtedness or outstanding debt securities of the Corporation and/or converting or exchanging indebtedness or outstanding debt securities of the Corporation into such series of Preferred Shares.

(10)         Sanction by Holders of Series 4 Shares

The approval of the holders of the Series 4 Shares when voting separately as a series with respect to any and all matters referred to in these share provisions may be given in writing by all of the holders of the Series 4 Shares outstanding or by resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at a meeting of the holders of the Series 4 Shares duly called and held for the purpose of considering the subject matter of such resolution and at which a quorum of holders of Series 4 Shares then outstanding is present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, a quorum of holders of Series 4 Shares then outstanding is not present in person or so represented by proxy at the opening of the meeting, then the meeting shall be adjourned to such date and to such time and place as may be fixed by the holders of Series 4 Shares present or represented at the meeting in accordance with the by-laws of the Corporation, and at such adjourned meeting if a quorum of the holders of Series 4 Shares is present in person or represented by proxy in accordance with the by-laws of the Corporation, a resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at such adjourned meeting shall constitute the approval of the holders of Series 4 Shares. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 4 Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 4 Shares held by such holder.

(11)         Tax Election

The Corporation shall elect, in the manner and within the time provided under subsection 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate, and shall take all other action necessary under such Act, such that no holder of Series 4 Shares shall be required to pay tax on dividends received (or deemed to be received) on the Series 4 Shares under section 187.2 of such Act or any successor or replacement provision of similar effect.

(12)         Withholding Tax

Notwithstanding any other provision of these share provisions, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these share provisions is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any non-cash payment, distribution, issuance or delivery to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 4 Shares pursuant to these share provisions shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this paragraph (12).

Holders of Series 4 Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions and shall indemnify and hold harmless the Corporation on an after-tax basis for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions.

(13)         Book-Based System

(a)           Subject to the provisions of subparagraphs (b) and (c) of this paragraph (13) and notwithstanding the provisions of paragraphs (1) through (12) of these share provisions, the Series 4 Shares shall be evidenced by a single fully registered Global Certificate representing the aggregate number of Series 4 Shares issued by the Corporation which shall be held by, or on behalf of, the System Operator as custodian of the Global Certificate for the Participants and registered in the name of “CDS & Co.” (or in such other name as the System Operator may use from time to time as its nominee for purposes of the Book-Based System), and registrations of ownership, transfers, surrenders and conversions of Series 4 Shares shall be made only through the Book-Based System. Accordingly, subject to subparagraph (c) of this paragraph (13), no beneficial holder of Series 4 Shares shall receive a certificate or other instrument from the Corporation or the System Operator evidencing such holder’s ownership thereof, and no such holder shall be shown on the records maintained by the System Operator except through a book-entry account of a Participant acting on behalf of such holder.

(b)           Notwithstanding the provisions of paragraphs (1) through (12), so long as the System Operator is the registered holder of the Series 4 Shares:

(i)            the System Operator shall be considered the sole owner of the Series 4 Shares for the purposes of receiving notices or payments on or in respect of the Series 4 Shares or the delivery of Series 3 Shares and certificates therefor upon the exercise of rights of conversion in each case for the benefit of the beneficial holders of Series 4 Shares; and

(ii)           the Corporation, pursuant to the exercise of rights of redemption or conversion, shall deliver or cause to be delivered to the System Operator, for the benefit of the beneficial holders (or former holders) of the Series 4 Shares, the cash redemption price for the Series 4 Shares or certificates for Series 3 Shares against delivery to the Corporation’s account with the System Operator of such holders’ Series 4 Shares.

(c)           If the Corporation determines that the System Operator is no longer willing or able to discharge properly its responsibilities with respect to the Book-Based System and the Corporation is unable to locate a qualified successor or the Corporation elects, or is required by applicable law, to withdraw the Series 4 Shares from the Book-Based System, then subparagraphs (a) and (b) of this paragraph (13) shall no longer be applicable to the Series 4 Shares and the Corporation shall notify Book-Entry Holders through the System Operator of the occurrence of any such event or election and of the availability of Definitive Shares to Book-Entry Holders. Upon surrender by the System Operator of the Global Certificate to the transfer agent and registrar for the Series 4 Shares accompanied by registration instructions for re-registration, the Corporation shall execute and deliver Definitive Shares. The Corporation shall not be liable for any delay in delivering such instructions and may conclusively act and rely on and shall be protected in acting and relying on such instructions. Upon the issuance of Definitive Shares, the Corporation shall recognize the registered holders of such Definitive Shares and the Book-Entry Shares for which such Definitive Shares have been substituted shall be void and of no further effect.

(d)           The provisions of paragraphs (1) through (12) and the exercise of rights of redemption and conversion with respect to Series 4 Shares are subject to the provisions of this paragraph (13), and to the extent that there is any inconsistency or conflict between such provisions, the provisions of this paragraph (13) shall prevail.

(14)         Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series 4 Shares, the Corporation may, at its option, make any payment due to registered holders of Series 4 Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 4 Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 4 Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 4 Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder into a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder into a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(15)         Amendments

The provisions attaching to the Series 4 Shares may be deleted, varied,

modified, amended or amplified by articles of amendment with such approval as may then be required by the Business Corporations Act (Alberta), with any such approval to be given in accordance with paragraph (10) and with any required approvals of any stock exchanges on which the Series 4 Shares may be listed.

Articles of Amendment

Business Corporations Act

Section 6

This information is collected in accordance with the Business Corporations Act. It is required to update an Alberta corporation’s articles for the purpose of issuing a certificate of amendment. Collection is authorized under s. 33(a) of the Freedom of Information and Protection of Privacy Act. Questions about the collection can be directed to Service Alberta Contact Centre staff at cr@gov.ab.ca or (780) 427-7013 (toll-free 310-0000) within Alberta.

1.	Name of Corporation	2. Corporate Access Number

	KINDER MORGAN CANADA LIMITED	2020347171

3.         Item see below of the Articles of the above named corporation are amended in accordance with Section see below of the Business Corporations Act as follows:

a)                     Pursuant to Section 29(1) of the Business Corporations Act (Alberta), by creating the third series of Preferred Shares in the capital of the Corporation, which shall consist of 10,000,000 shares and shall be designated as “Cumulative Redeemable Minimum Rate Reset Preferred Shares, Series 3”. The rights, restrictions, privileges and conditions attached to the Cumulative Redeemable Minimum Rate Reset Preferred Shares, Series 3 are set out in the attached Shares in Series Schedule.

b)                     Pursuant to Section 29(1) of the Business Corporations Act (Alberta), by creating the fourth series of Preferred Shares in the capital of the Corporation, which shall consist of 10,000,000 shares and shall be designated as “Cumulative Redeemable Floating Rate Preferred Shares, Series 4”. The rights, restrictions, privileges and conditions attached to the Cumulative Redeemable Floating Rate Preferred Shares, Series 4 are set out in the attached Shares in Series Schedule.

4.         Authorized Representative/Authorized Signing Authority for the corporation:

Blair, Melanie	Assistant Secretary
Last Name, First Name, Middle Name	Relationship to Corporation

(403) 514-6780	Not Applicable.
Telephone Number	E-mail (optional)

December 14, 2017	/s/ Blair, Melanie
Date	Signature

ELECTRONICALLY FILED WITH
ALBERTA REGISTRIES ON

DEC 14 2017 [ILLEGIBLE]

by BLAKE, CASSELS & GRAYDON LLP
Corporate Services

SHARES IN SERIES SCHEDULE

OF

KINDER MORGAN CANADA LIMITED

(the “Corporation”)

The third series of Preferred Shares of the Corporation shall consist of 10,000,000 shares designated as Cumulative Redeemable Minimum Rate Reset Preferred Shares, Series 3 (the “Series 3 Shares”). In addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Series 3 Shares shall be as follows:

(1)           Interpretation

(a)                                 In these Series 3 Share provisions, the following expressions have the meanings indicated:

(i)                                     “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate of interest (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date and 3.51%, provided that, in any event, such rate shall not be less than 5.20%;

(ii)                                  “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service, its successor service, or a comparable source (or such other page as may replace the GCAN5YR<INDEX> page on that service, its successor service or a comparable source) for purposes of displaying Government of Canada bond yields;

(iii)                               “Book-Based System” means the record entry securities transfer and pledge system administered by the System Operator in accordance with the operating rules and procedures of the System Operator in force from time to time and any successor system thereof;

(iv)                              “Book-Entry Holder” means the person that is the beneficial holder of a Book-Entry Share;

(v)                                 “Book-Entry Shares” means the Series 3 Shares held through the Book-Based System;

(vi)                              “Business Day” means a day on which chartered banks are generally open for business in both Calgary, Alberta and Toronto, Ontario;

(vii)                           “CDS” means CDS Clearing and Depository Services Inc. or any successor thereof;

(viii)                        “Definitive Share” means a fully registered, typewritten, printed, lithographed, engraved or otherwise produced share certificate representing one or more Series 3 Shares;

(ix)                              “Dividend Payment Date” means the 15th day of February, May, August and November in any year;

(x)                                 “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period;

(xi)                              “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the annual rate of interest (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date and 3.51%;

(xii)                           “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period;

(xiii)                        “Global Certificate” means the global certificate representing outstanding Book-Entry Shares;

(xiv)                       “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and that appears on the Bloomberg Screen GCAN5YR Page on such date; provided that if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, then the Government of Canada Yield shall mean the arithmetic average of the yields quoted to the Corporation by two registered Canadian investment dealers selected by the Corporation as being the annual yield to maturity on such date, compounded semi-annually, that a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity of five years;

(xv)                          “Initial Fixed Rate Period” means the period from and including the date of issue of the Series 3 Shares to but excluding February 15, 2023;

(xvi)                       “Liquidation” means the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(xvii)                    “Participants” means the participants in the Book-Based System;

(xviii)                 “Preferred Shares” means the preferred shares in the capital of the Corporation;

(xix)                       “Pro Rated Dividend” means the amount determined by multiplying the amount of the dividend payable for a Quarter in which a Liquidation, conversion or redemption is to occur by four and multiplying that product by a fraction, the numerator of which is the number of days from and including the Dividend Payment Date immediately preceding the date fixed for Liquidation, conversion or redemption to but excluding such date and the denominator of which is 365 or 366, depending upon the actual number of days in the applicable year;

(xx)                          “Quarter” means a three-month period ending on a Dividend Payment Date;

(xxi)                       “Quarterly Commencement Date” means the 15th day of February, May, August and November in each year, commencing February 15, 2023;

(xxii)                    “Quarterly Floating Rate Period” means the period from and including a Quarterly Commencement Date to but excluding the next succeeding Quarterly Commencement Date;

(xxiii)                 “Restricted Voting Shares” means the restricted voting shares in the capital of the Corporation;

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(xxiv)                “Series 3 Conversion Date” means February 15, 2023, and February 15 in every fifth year thereafter;

(xxv)                   “Series 4 Shares” means the Cumulative Redeemable Floating Rate Preferred Shares, Series 4 in the capital of the Corporation;

(xxvi)                “Special Voting Shares” means the special voting shares in the capital of the Corporation;

(xxvii)             “Subsequent Fixed Rate Period” means, for the initial Subsequent Fixed Rate Period, the period from and including February 15, 2023, to but excluding February 15, 2028, and for each succeeding Subsequent Fixed Rate Period means the period from and including the day immediately following the last day of the immediately preceding Subsequent Fixed Rate Period to but excluding February 15 in the fifth year thereafter;

(xxviii)          “System Operator” means CDS or its nominee or any successor thereof; and

(xxix)                “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as an annual rate on 90 day Government of Canada treasury bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

(b)                                 The expressions “on a parity with”, “ranking prior to”, “ranking junior to” and similar expressions refer to the order of priority in the payment of dividends or in the distribution of assets in the event of any Liquidation.

(c)                                  If any day on which any dividend on the Series 3 Shares is payable by the Corporation or on or by which any other action is required to be taken by the Corporation is not a Business Day, then such dividend shall be payable and such other action may be taken on or by the next succeeding day that is a Business Day.

(2)           Dividends

(a)                                 During the Initial Fixed Rate Period, the holders of the Series 3 Shares shall be entitled to receive and the Corporation shall pay, as and when declared by the board of directors of the Corporation, out of the moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends at an annual rate of $1.3000 per Series 3 Share, payable quarterly on each Dividend Payment Date in each year, other than February 15, 2018. The first dividend, if declared, shall be payable on February 15, 2018 and, notwithstanding the foregoing, shall be in the amount per share determined by multiplying $1.3000 by the number of days in the period from and including the date of issue of the Series 3 Shares to but excluding February 15, 2018, and dividing that product by 365.

(b)                                 During each Subsequent Fixed Rate Period, the holders of the Series 3 Shares shall be entitled to receive and the Corporation shall pay, as and when declared by the board of directors, out of the moneys of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends, payable quarterly on each Dividend Payment Date, in the amount per share determined by multiplying one-quarter of the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period by $25.00. .

(c)                                  On each Fixed Rate Calculation Date, the Corporation shall determine the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period. Each such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 3 Shares. The Corporation shall, on each Fixed Rate

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Calculation Date, give written notice of the Annual Fixed Dividend Rate for the ensuing Subsequent Fixed Rate Period to the registered holders of the then outstanding Series 3 Shares. Each such notice shall be given by electronic transmission, by facsimile transmission or by ordinary unregistered first class prepaid mail addressed to each holder of Series 3 Shares at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any holder not so appearing, to the address of such holder last known to the Corporation.

(d)                                 If a dividend has been declared for a Quarter and a date is fixed for a Liquidation, redemption or conversion that is prior to the Dividend Payment Date for such Quarter, a Pro Rated Dividend shall be payable on the date fixed for such Liquidation, redemption or conversion instead of the dividend declared, but if such Liquidation, redemption or conversion does not occur, then the full amount of the dividend declared shall be payable on the originally scheduled Dividend Payment Date.

(e)                                  If the dividend payable on any Dividend Payment Date is not paid in full on such date on all of the Series 3 Shares then outstanding, such dividend or the unpaid part of it shall be paid on a subsequent date or dates to be determined by the board of directors of the Corporation on which the Corporation shall have sufficient moneys properly applicable, under the provisions of any applicable law and under the provisions of any trust indenture securing bonds, debentures or other securities of the Corporation, to the payment of the dividend.

(f)                                   Cheques of the Corporation payable in lawful money of Canada at par at any branch of the Corporation’s bankers in Canada may be issued in respect of the dividends (less any tax required to be deducted) and payment of the cheques shall satisfy such dividends, or payments in respect of dividends may be made in any other manner determined by the Corporation.

(g)                                  The holders of the Series 3 Shares shall not be entitled to any dividend other than as specified in this paragraph (2).

(3)                                 Purchase for Cancellation

Subject to the provisions of paragraphs (5) and (8) and subject to such provisions of the Business Corporations Act (Alberta) as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 3 Shares outstanding from time to time:

(a)                                 through the facilities of any stock exchange on which the Series 3 Shares are listed,

(b)                                 by invitation for tenders addressed to all the holders of record of the Series 3 Shares outstanding, or

(c)                                  in any other manner,

at the lowest price or prices at which, in the opinion of the board of directors of the Corporation, such shares are obtainable. If upon any invitation for tenders under the provisions of this paragraph (3), more Series 3 Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation shall accept, to the extent required, the tenders submitted at the lowest price and then, if and as required, the tenders submitted at the next progressively higher prices, and if more shares are tendered at any such price than the Corporation is prepared to purchase, then the shares tendered at such price shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series 3 Shares so tendered by each of the holders of Series 3 Shares who submit tenders at that price. From and after the date of purchase of any Series 3 Shares under the provisions of this paragraph (3), the shares so purchased shall be restored to the status of authorized but unissued shares.

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(4)                                 Redemption

(a)                                 The Series 3 Shares shall not be redeemable prior to February 15, 2023. Subject to the provisions of paragraph (8), on February 15, 2023, and on February 15 in every fifth year thereafter, the Corporation, upon giving notice as herein provided, may redeem all or any part of the Series 3 Shares by the payment of an amount in cash for each Series 3 Share to be redeemed equal to $25.00 per Series 3 Share (such amount being the “redemption amount”) plus all accrued and unpaid dividends thereon which for such purpose shall be calculated on a pro rata basis for the period from and including the last Dividend Payment Date on which dividends on the Series 3 Shares have been paid to but excluding the date fixed for redemption (the whole constituting the “cash redemption price”). For the purposes of subsection 191(4) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, the amount specified in respect of each Series 3 Share is $25.00.

(b)                                 In any case of redemption of Series 3 Shares under the provisions of this paragraph (4), the Corporation shall, at least 30 days and not more than 60 days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Series 3 Shares to be redeemed a written notice of the intention of the Corporation to redeem such Series 3 Shares. Such notice shall be mailed in a prepaid letter addressed to each such holder at the holder’s address as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the cash redemption price and the date on which redemption is to take place and, if part only of the Series 3 Shares held by the person to whom it is addressed is to be redeemed, the number so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series 3 Shares to be redeemed the cash redemption price on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates for the Series 3 Shares called for redemption, subject to the provisions of paragraph (13). Such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers in Canada. Such Series 3 Shares shall then be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares. If a part only of the shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified “for redemption in any such notice, the Series 3 Shares called for redemption shall cease to be entitled to dividends and the holders shall not be entitled to exercise any of the rights of holders in respect thereof unless payment of the cash redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right, at any time after the mailing of notice of its intention to redeem any Series 3 Shares, to deposit the cash redemption price of the shares so called for redemption, or of such of the shares represented by certificates that have not at the date of such deposit been surrendered by the holders in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Series 3 Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 3 Shares in respect of which such deposit shall have been made shall then be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares and the rights of the holders after such deposit or such redemption date shall be limited to receiving without interest their proportionate part of the total cash redemption price so deposited against presentation and surrender of the certificates representing the

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Series 3 Shares held by them that are being so redeemed. Any interest allowed on any such deposit shall belong to the Corporation and any unclaimed funds remaining on deposit on the sixth anniversary date of the redemption shall be returned to the Corporation. Subject to such provisions of the Business Corporations Act (Alberta) as may be applicable, in case a part only of the then outstanding Series 3 Shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the board of directors of the Corporation or the transfer agent and registrar, if any, appointed by the Corporation in respect of such shares shall decide, or, if the board of directors of the Corporation so decides, such shares may be redeemed pro rata (disregarding fractions).

(5)                                 Conversion into Series 4 Shares

(a)                                 The Series 3 Shares shall not be convertible prior to February 15, 2023. Thereafter, holders of Series 3 Shares shall have the right to elect to convert on each Series 3 Conversion Date, subject to the provisions hereof, all or any of their Series 3 Shares into Series 4 Shares on the basis of one Series 4 Share for each Series 3 Share. The Corporation shall, not more than 60 days and not less than 30 days prior to the applicable Series 3 Conversion Date, give notice in writing in accordance with the provisions of subparagraph 2(c) to the then registered holders of the Series 3 Shares of the conversion right provided for in this paragraph (5), which notice shall set out the Series 3 Conversion Date and instructions to such holders as to the method by which such conversion right may be exercised. On the 30th day prior to each Series 3 Conversion Date, the Corporation shall give notice in writing to the then registered holders of the Series 3 Shares of the Annual Fixed Dividend Rate for the Series 3 Shares for the next succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate for the Series 4 Shares for the next succeeding Quarterly Floating Rate Period. Such notice shall be delivered in accordance with the provisions of subparagraph (2)(c).

(b)                                 If the Corporation gives notice as provided in paragraph (4) to the holders of the Series 3 Shares of the redemption of all of the Series 3 Shares, then the right of a holder of Series 3 Shares to convert such Series 3 Shares shall terminate effective on the date of such notice and the Corporation shall not be required to give the notice specified in subparagraph (a) of this paragraph (5).

(c)                                  Holders of Series 3 Shares shall not be entitled to convert their shares into Series 4 Shares if the Corporation determines that there would remain outstanding on a Series 3 Conversion Date less than 1,000,000 Series 4 Shares, after having taken into account all Series 3 Shares tendered for conversion into Series 4 Shares and all Series 4 Shares tendered for conversion into Series 3 Shares, and the Corporation shall give notice in writing thereof in accordance with the provisions of subparagraph (2)(c) to all affected registered holders of the Series 3 Shares at least seven days prior to the applicable Series 3 Conversion Date and shall issue and deliver, or cause to be delivered, prior to such Series 3 Conversion Date, at the expense of the Corporation, to such holders of Series 3 Shares who have surrendered for conversion any certificate or certificates representing Series 3 Shares, certificates representing the Series 3 Shares represented by any certificate or certificates so surrendered.

(d)                                 If the Corporation determines that there would remain outstanding on a Series 3 Conversion Date less than 1,000,000 Series 3 Shares, after having taken into account all Series 3 Shares tendered for conversion into Series 4 Shares and all Series 4 Shares tendered for conversion into Series 3 Shares, then all of the remaining outstanding Series 3 Shares shall be converted automatically into Series 4 Shares on the basis of one Series 4 Share for each Series 3 Share on the applicable Series 3 Conversion Date and the Corporation shall give notice in writing thereof in accordance with the provisions of

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subparagraph (2)(c) to the then registered holders of such remaining Series 3 Shares at least seven days prior to the Series 3 Conversion Date.

(e)                                  The conversion right may be exercised by a holder of Series 3 Shares by notice in writing, in a form satisfactory to the Corporation (the “Series 3 Conversion Notice”), which notice must be received by the transfer agent and registrar for the Series 3 Shares at the principal office in Toronto or Calgary of such transfer agent and registrar not earlier than the 30th day prior to, but not later than 5:00 p.m. (Toronto time) on the 15th day preceding, a Series 3 Conversion Date. The Series 3 Conversion Notice shall indicate the number of Series 3 Shares to be converted. Once received by the transfer agent and registrar on behalf of the Corporation, the election of a holder to convert is irrevocable. Except in the case where the Series 4 Shares are in the Book-Based System, if the Series 4 Shares are to be registered in a name or names different from the name or names of the registered holder of the Series 3 Shares to be converted, the Series 3 Conversion Notice shall contain written notice in form and execution satisfactory to such transfer agent and registrar directing the Corporation to register the Series 4 Shares in some other name or names (the “Series 4 Transferee”) and stating the name or names (with addresses) and a written declaration, if required by the Corporation or by applicable law, as to the residence and share ownership status of the Series 4 Transferee and such other matters as may be required by such law in order to determine the entitlement of such Series 4 Transferee to hold such Series 4 Shares.

(f)                                   If all remaining outstanding Series 3 Shares are to be converted into Series 4 Shares on the applicable Series 3 Conversion Date as provided for in subparagraph (d) of this paragraph (5), the Series 3 Shares that holders have not previously elected to convert shall be converted on the Series 3 Conversion Date into Series 4 Shares and the holders thereof shall be deemed to be holders of Series 4 Shares at 5:00 p.m. (Toronto time) on the Series 3 Conversion Date and shall be entitled, upon surrender during regular business hours at the principal office in Toronto or Calgary of the transfer agent and registrar of the Corporation of the certificate or certificates representing Series 3 Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 4 Shares in the manner and subject to the provisions of this paragraph (5) and paragraph (13).

(g)                                  Subject to subparagraph (h) of this paragraph (5) and paragraph (13), as promptly as practicable after the Series 3 Conversion Date, the Corporation shall deliver or cause to be delivered certificates representing the Series 4 Shares registered in the name of the holders of the Series 3 Shares to be converted, or as such holders shall have directed, on presentation and surrender at the principal office in Toronto or Calgary of the transfer agent and registrar for the Series 3 Shares of the certificate or certificates for the Series 3 Shares to be converted. If only a part of such Series 3 Shares represented by any certificate shall be converted, a new certificate for the balance shall be issued at the expense of the Corporation. From and after 5:00 p.m. (Toronto time) on the applicable Series 3 Conversion Date, the Series 3 Shares converted into Series 4 Shares shall cease to be outstanding and shall be restored to the status of authorized but unissued shares, and the holders thereof shall cease to be entitled to dividends (other than any accrued but unpaid dividends then outstanding on the Series 3 Shares) and shall not be entitled to exercise any of the rights of holders in respect thereof unless the Corporation shall fail, subject to paragraph (13), to deliver to the holders of the Series 3 Shares to be converted share certificates representing the Series 4 Shares into which such shares have been converted.

(h)                                 The obligation of the Corporation to issue Series 4 Shares upon conversion of any Series 3 Shares shall be deferred for a period not to exceed 60 days during the continuance of any one or more of the following events:

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(i)                                     the issuing of such Series 4 Shares is prohibited pursuant to any agreement or arrangement entered into by the Corporation to assure its solvency or continued operation;

(ii)                                  the issuing of such Series 4 Shares is prohibited by law or by any regulatory or other authority having jurisdiction over the Corporation that is acting in conformity with law; or

(iii)                               for any reason beyond its control, the Corporation is unable to issue Series 4 Shares or is unable to deliver Series 4 Shares.

If, at the end of such 60 day period or sooner, the Corporation is able to issue the Series 4 Shares, it shall do so forthwith with effect from the original Series 3 Conversion Date, but if it is not able to do so at any point during such 60 day period, then, on the first Business Day following its expiry, all Series 3 Shares tendered for conversion shall be deemed to have not been converted, all Series 3 Conversion Notices tendered in connection with such conversion shall be deemed revoked and of no further force or effect and any certificates representing Series 3 Shares tendered for conversion shall be returned to the holders thereof.

(i)                                     The Corporation reserves the right not to deliver Series 4 Shares to any person that the Corporation or its transfer agent and registrar has reason to believe is a person whose address is in, or that the Corporation or its transfer agent and registrar has reason to believe is a resident of, any jurisdiction outside Canada if such delivery would require the Corporation to take any action to comply with the securities laws of such jurisdiction. In those circumstances, the Corporation shall hold, as agent of any such person, all or the relevant number of Series 4 Shares, and the Corporation shall attempt to sell such Series 4 Shares to parties other than the Corporation and its affiliates on behalf of any such person. Such sales (if any) shall be made at such times and at such prices as the Corporation, in its sole discretion, may determine. The Corporation shall not be subject to any liability for failure to sell Series 4 Shares on behalf of any such person at all or at any particular price or on any particular day. The proceeds received by the Corporation from the sale of any such Series 4 Shares shall be delivered to any such person, after deducting the costs of sale, by cheque or in any other manner determined by the Corporation.

(6)                                 Liquidation, Dissolution or Winding-up

In the event of a Liquidation, the holders of the Series 3 Shares shall be entitled to receive $25.00 per Series 3 Share plus all accrued and unpaid dividends thereon, which for such purpose shall be calculated on a pro rata basis for the period from and including the last Dividend Payment Date on which dividends on the Series 3 Shares have been paid to but excluding the date of such Liquidation, before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of the Restricted Voting Shares, Special Voting Shares or to the holders of any other shares ranking junior to the Series 3 Shares in any respect. After payment to the holders of the Series 3 Shares of the amount so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Corporation.

(7)                                 Voting Rights

The holders of Series 3 Shares shall not be entitled (except as otherwise provided by law and except for meetings of the holders of Preferred Shares as a class and meetings of the holders of Series 3 Shares as a series) to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly dividends on the Series 3 Shares, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the

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event of such non-payment, the holders of Series 3 Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation at which directors are to be elected and which take place more than 60 days after the date on which the failure first occurs (other than separate meetings of holders of another class or series of shares), and such holders of Series 3 Shares present in person or represented by proxy at such meeting shall have the right, at any poll taken or in respect of any other voting method at any such meeting, voting together with the holders of the Restricted Voting Shares, the Special Voting Shares and all other shares entitled to vote together with the Restricted Voting Shares and the Special Voting Shares on such election of directors, to one vote with respect to resolutions to elect directors being voted on for each Series 3 Share held until all such arrears of dividends have been paid, whereupon such rights shall cease unless and until the same default shall again arise under the provisions of this paragraph (7).

(8)                                 Restrictions on Payment of Dividends and Reduction of Junior Capital

So long as any of the Series 3 Shares are outstanding, the Corporation shall not:

(a)                                 call for redemption, purchase, reduce or otherwise pay off less than all the Series 3 Shares and all other Preferred Shares then outstanding ranking prior to or on parity with the Series 3 Shares with respect to payment of dividends;

(b)                                 declare, pay or set apart for payment, any dividends (other than stock dividends in shares of the Corporation ranking junior to the Series 3 Shares) on the Restricted Voting Shares, Special Voting Shares or any other shares of the Corporation ranking junior to the Series 3 Shares with respect to payment of dividends; or

(c)                                  call for redemption, purchase, reduce or otherwise pay for any shares of the Corporation ranking junior to the Series 3 Shares with respect to repayment of capital or with respect to payment of dividends;

unless all dividends up to and including the dividends payable on the last preceding dividend payment dates on the Series 3 Shares and on all other Preferred Shares ranking prior to or on a parity with the Series 3 Shares with respect to payment of dividends then outstanding shall have been declared and paid or set apart for payment at the date of any such action referred to in subparagraphs 9 (a), (b) and (c).

(9)                                 Creation or Issue of Additional Shares

So long as any Series 3 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series 3 Shares, create or issue any shares ranking prior to or on a parity with the Series 3 Shares with respect to repayment of capital or payment of dividends; provided, however, that the Corporation may without such approval create and/or issue additional series of Preferred Shares on a parity with the Series 3 Shares with respect to repayment of capital or payment of dividends: (i) in connection with the issuance of Preferred Shares on the due conversion of any then outstanding Preferred Shares in accordance with the provisions hereof; (ii) if all dividends then payable on the Series 3 Shares shall have been paid or set apart for payment; or (iii) in the event of the insolvency or bankruptcy of the Corporation (which shall include, for certainty, (a) the initiation of any proceedings, (b) the appointment of a receiver, interim receiver, trustee or other similar official or (c) assignments for the benefit of the Corporation’s creditors, in each case related to the bankruptcy or insolvency of the Corporation), for the purposes of satisfying interest payments on outstanding indebtedness or debt securities of the Corporation, repaying indebtedness or outstanding debt securities of the Corporation and/or converting or exchanging indebtedness or outstanding debt securities of the Corporation into such series of Preferred Shares.

(10)                          Sanction by Holders of Series 3 Shares

The approval of the holders of the Series 3 Shares when voting separately as a series with respect to any and all matters referred to in these share provisions may be given in writing by all of the holders of the

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Series 3 Shares outstanding or by resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at a meeting of the holders of the Series 3 Shares duly called and held for the purpose of considering the subject matter of such resolution and at which a quorum of holders of Series 3 Shares then outstanding is present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, a quorum of holders of Series 3 Shares then outstanding is not present in person or so represented by proxy at the opening of the meeting, then the meeting shall be adjourned to such date and to such time and place as may be fixed by the holders of Series 3 Shares present or represented at the meeting in accordance with the by-laws of the Corporation, and at such adjourned meeting if a quorum of the holders of Series 3 Shares is present in person or represented by proxy in accordance with the by-laws of the Corporation, a resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at such adjourned meeting shall constitute the approval of the holders of Series 3 Shares. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 3 Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 3 Shares held by such holder.

(11)                          Tax Election

The Corporation shall elect, in the manner and within the time provided under subsection 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate, and shall take all other action necessary under such Act, such that no holder of Series 3 Shares shall be required to pay tax on dividends received (or deemed to be received) on the Series 3 Shares under section 187.2 of such Act or any successor or replacement provision of similar effect.

(12)                          Withholding Tax

Notwithstanding any other provision of these share provisions, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these share provisions is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any non-cash payment, distribution, issuance or delivery to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 3 Shares pursuant to these share provisions shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this paragraph (12). Holders of Series 3 Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions and shall indemnify and hold harmless the Corporation on an after-tax basis for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions.

(13)                          Book-Based System

(a)                                 Subject to the provisions of subparagraphs (b) and (c) of this paragraph (13) and notwithstanding the provisions of paragraphs (1) through (12) of these share provisions, the Series 3 Shares shall be evidenced by a single fully registered Global Certificate representing the aggregate number of Series 3 Shares issued by the Corporation which shall be held by, or on behalf of, the System Operator as custodian of the Global Certificate for the Participants and registered in the name of “CDS & Co.” (or in such

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other name as the System Operator may use from time to time as its nominee for purposes of the Book-Based System), and registrations of ownership, transfers, surrenders and conversions of Series 3 Shares shall be made only through the Book-Based System. Accordingly, subject to subparagraph (c) of this paragraph (13), no beneficial holder of Series 3 Shares shall receive a certificate or other instrument from the Corporation or the System Operator evidencing such holder’s ownership thereof, and no such holder shall be shown on the records maintained by the System Operator except through a book-entry account of a Participant acting on behalf of such holder.

(b)                                 Notwithstanding the provisions of paragraphs (1) through (12), so long as the System Operator is the registered holder of the Series 3 Shares:

(i)                                     the System Operator shall be considered the sole owner of the Series 3 Shares for the purposes of receiving notices or payments on or in respect of the Series 3 Shares or the delivery of Series 4 Shares and certificates therefor upon the exercise of rights of conversion in each case, for the benefit of the beneficial holders of Series 3 Shares; and

(ii)                                  the Corporation, pursuant to the exercise of rights of redemption or conversion, shall deliver or cause to be delivered to the System Operator, for the benefit of the beneficial holders (or former holders) of the Series 3 Shares, the cash redemption price for the Series 3 Shares or certificates for Series 4 Shares against delivery to the Corporation’s account with the System Operator of such holders’ Series 3 Shares.

(c)                                  If the Corporation determines that the System Operator is no longer willing or able to discharge properly its responsibilities with respect to the Book-Based System and the Corporation is unable to locate a qualified successor or the Corporation elects, or is required by applicable law, to withdraw the Series 3 Shares from the Book-Based System, then subparagraphs (a) and (b) of this paragraph (13) shall no longer be applicable to the Series 3 Shares and the Corporation shall notify Book-Entry Holders through the System Operator of the occurrence of any such event or election and of the availability of Definitive Shares to Book-Entry Holders. Upon surrender by the System Operator of the Global Certificate to the transfer agent and registrar for the Series 3 Shares accompanied by registration instructions for re-registration, the Corporation shall execute and deliver Definitive Shares. The Corporation shall not be liable for any delay in delivering such instructions and may conclusively act and rely on and shall be protected in acting and relying on such instructions. Upon the issuance of Definitive Shares, the Corporation shall recognize the registered holders of such Definitive Shares and the Book-Entry Shares for which such Definitive Shares have been substituted shall be void and of no further effect.

(d)                                 The provisions of paragraphs (1) through (12) and the exercise of rights of redemption and conversion, with respect to Series 3 Shares are subject to the provisions of this paragraph (13), and to the extent that there is any inconsistency or conflict between such provisions, the provisions of this paragraph (13) shall prevail.

(14)                          Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series 3 Shares, the Corporation may, at its option, make any payment due to registered holders of Series 3 Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 3 Shares at their respective addresses appearing on

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the books of the Corporation. Such notice shall request that each applicable registered holder of Series 3 Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 3 Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder into a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder into a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(15)                          Amendments

The provisions attaching to the Series 3 Shares may be deleted, varied, modified, amended or amplified by articles of amendment with such approval as may then be required by the Business Corporations Act (Alberta), with any such approval to be given in accordance with paragraph (10) and with any required approvals of any stock exchanges on which the Series 3 Shares may be listed.

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The fourth series of Preferred Shares of the Corporation shall consist of 10,000,000 shares designated as Cumulative Redeemable Floating Rate Preferred Shares, Series 4 (the “Series 4 Shares”). In addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, the rights, privileges, restrictions and conditions attaching to the Series 4 Shares shall be as follows:

(1)                                 Interpretation

(a)                                 In these Series 4 Share provisions, the following expressions have the meanings indicated:

(i)                                     “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the annual rate of interest (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date and 3.51%, provided that, in any event, such rate shall not be less than 5.20%;

(ii)                                  “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>“ on the Bloomberg Financial L.P. service, its successor service or a comparable source (or such other page as may replace the GCAN5YR<INDEX> page on that service, its successor service or a comparable source) for purposes of displaying Government of Canada bond yields;

(iii)                               “Book-Based System” means the record entry securities transfer and pledge system administered by the System Operator in accordance with the operating rules and procedures of the System Operator in force from time to time and any successor system thereof;

(iv)                              “Book-Entry Holder” means the person that is the beneficial holder of a Book-Entry Share;

(v)                                 “Book-Entry Shares” means the Series 4 Shares held through the Book-Based System;

(vi)                              “Business Day” means a day on which chartered banks are generally open for business in both Calgary, Alberta and Toronto, Ontario;

(vii)                           “CDS” means CDS Clearing and Depository Services Inc. or any successor thereof;

(viii)                        “Definitive Share” means a fully registered, typewritten, printed, lithographed, engraved or otherwise produced share certificate representing one or more Series 4 Shares;

(ix)                              “Dividend Payment Date” means the 15th day of February, May, August and November in any year;

(x)                                 “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period;

(xi)                              “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the annual rate of interest (expressed as a percentage rounded to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date and 3.51%;

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(xii)                           “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period;

(xiii)                        “Global Certificate” means the global certificate representing outstanding Book-Entry Shares;

(xiv)                       “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and that appears on the Bloomberg Screen GCAN5YR Page on such date; provided that if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, then the Government of Canada Yield shall mean the arithmetic average of the yields quoted to the Corporation by two registered Canadian investment dealers selected by the Corporation as being the annual yield to maturity on such date, compounded semi-annually, that a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity of five years;

(xv)                          “Liquidation” means the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs;

(xvi)                       “Participants” means the participants in the Book-Based System;

(xvii)                    “Preferred Shares” means the preferred shares in the capital of the Corporation;

(xviii)                 “Pro Rated Dividend” means the amount determined by multiplying the amount of the dividend payable for a Quarter in which a Liquidation, conversion or redemption is to occur by four and multiplying that product by a fraction, the numerator of which is the number of days from and including the Dividend Payment Date immediately preceding the date fixed for Liquidation, conversion or redemption to but excluding such date and the denominator of which is 365 or 366, depending upon the actual number of days in the applicable year;

(xix)                       “Quarter” means a three-month period ending on a Dividend Payment Date;

(xx)                          “Quarterly Commencement Date” means the 15th day of February, May, August and November in each year, commencing February 15, 2023;

(xxi)                       “Quarterly Floating Rate Period” means the period from and including a Quarterly Commencement Date to but excluding the next succeeding Quarterly Commencement Date;

(xxii)                    “Restricted Voting Shares” means the restricted voting shares in the capital of the Corporation;

(xxiii)                 “Series 3 Shares” means the Cumulative Redeemable Minimum Rate Reset Preferred Shares, Series 3 in the capital of the Corporation;

(xxiv)                “Series 4 Conversion Date” means February 15, 2028, and February 15 in every fifth year thereafter;

(xxv)                   “Special Voting Shares” means the special voting shares in the capital of the Corporation;

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(xxvi)                “Subsequent Fixed Rate Period” means, for the initial Subsequent Fixed Rate Period, the period from and including February 15, 2023, to but excluding February 15, 2028, and for each succeeding Subsequent Fixed Rate Period means the period from and including the day immediately following the last day of the immediately preceding Subsequent Fixed Rate Period to but excluding February 15 in the fifth year thereafter;

(xxvii)             “System Operator” means CDS or its nominee or any successor thereof; and

(xxviii)          “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as an annual rate on 90 day Government of Canada treasury bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

(b)                                 The expressions “on a parity with”, “ranking prior to”, “ranking junior to” and similar expressions refer to the order of priority in the payment of dividends or in the distribution of assets in the event of any Liquidation.

(c)                                  If any day on which any dividend on the Series 4 Shares is payable by the Corporation or on or by which any other action is required to be taken by the Corporation is not a Business Day, then such dividend shall be payable and such other action may be taken on or by the next succeeding day that is a Business Day.

(2)                                 Dividends

(a)                                 During each Quarterly Floating Rate Period, the holders of the Series 4 Shares shall be entitled to receive and the Corporation shall pay, as and when declared by the board of directors of the Corporation, out of the moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends, payable on each Dividend Payment Date, in the amount per share determined by multiplying the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period by $25.00 and multiplying that product by a fraction, the numerator of which is the actual number of days in such Quarterly Floating Rate Period and the denominator of which is 365 or 366, depending on the actual number of days in the applicable year.

(b)                                 On each Floating Rate Calculation Date, the Corporation shall determine the Floating Quarterly Dividend Rate for the ensuing Quarterly Floating Rate Period. Each such determination shall, in the absence of manifest error, be final and binding upon the Corporation and upon all holders of Series 4 Shares. The Corporation shall, on each Floating Rate Calculation Date, give written notice of the Floating Quarterly Dividend Rate for the ensuing Quarterly Floating Rate Period to the registered holders of the then outstanding Series 4 Shares. Each such notice shall be given by electronic transmission, by facsimile transmission or by ordinary unregistered first class prepaid mail addressed to each holder of Series 4 Shares at the last address of such holder as it appears on the books of the Corporation or, in the event of the address of any holder not so appearing, to the address of such holder last known to the Corporation.

(c)                                  If a dividend has been declared for a Quarter and a date is fixed for a Liquidation, redemption or conversion that is prior to the Dividend Payment Date for such Quarter, a Pro Rated Dividend shall be payable on the date fixed for such Liquidation, redemption or conversion instead of the dividend declared, but if such Liquidation, redemption or conversion does not occur, then the full amount of the dividend declared shall be payable on the originally scheduled Dividend Payment Date.

(d)                                 If the dividend payable on any Dividend Payment Date is not paid in full on such date on all of the Series 4 Shares then outstanding, such dividend or the unpaid part of it, shall be

15

paid on a subsequent date or dates to be determined by the board of directors of the Corporation on which the Corporation shall have sufficient moneys properly applicable, under the provisions of any applicable law and under the provisions of any trust indenture securing bonds, debentures or other securities of the Corporation, to the payment of the dividend.

(e)                                  Cheques of the Corporation payable in lawful money of Canada at par at any branch of the Corporation’s bankers in Canada may be issued in respect of the dividends (less any tax required to be deducted) and payment of the cheques shall satisfy such dividends, or payments in respect of dividends may be made in any other manner determined by the Corporation.

(f)                                   The holders of the Series 4 Shares shall not be entitled to any dividend other than as specified in this paragraph (2).

(3)                                 Purchase for Cancellation

Subject to the provisions of paragraphs (5) and (8) and subject to such provisions of the Business Corporations Act (Alberta) as may be applicable, the Corporation may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 4 Shares outstanding from time to time:

(a)                                 through the facilities of any stock exchange on which the Series 4 Shares are listed,

(b)                                 by invitation for tenders addressed to all the holders of record of the Series 4 Shares outstanding, or

(c)                                  in any other manner,

at the lowest price or prices at which, in the opinion of the board of directors of the Corporation, such shares are obtainable. If upon any invitation for tenders under the provisions of this paragraph (3), more Series 4 Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is willing to purchase, the Corporation shall accept, to the extent required, the tenders submitted at the lowest price and then, if and as required, the tenders submitted at the next progressively higher prices, and if more shares are tendered at any such price than the Corporation is prepared to purchase, then the shares tendered at such price shall be purchased as nearly as may be pro rata (disregarding fractions) according to the number of Series 4 Shares so tendered by each of the holders of Series 4 Shares who submit tenders at that price. From and after the date of purchase of any Series 4 Shares under the provisions of this paragraph (3), the shares so purchased shall be restored to the status of authorized but unissued shares.

(4)                                 Redemption

(a)                                 Subject to the provisions of paragraph (8), the Corporation, upon giving notice as herein provided, may redeem all or any part of the Series 4 Shares by the payment of an amount in cash for each Series 4 Share to be redeemed equal to:

(i)                                     $25.00 in the case of a redemption on a Series 4 Conversion Date on or after February 15, 2028, or

(ii)                                  $25.50 in the case of redemption on any other date after February 15, 2023 that is not a Series 4 Conversion Date,

(such amount being the “redemption amount”) plus all accrued and unpaid dividends thereon, which for such purpose shall be calculated on a pro rata basis for the period from and including the last Dividend Payment Date on which dividends on the Series 4 Shares have been paid to but excluding the date fixed for redemption (the whole

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constituting the “cash redemption price”). For the purposes of subsection 191(4) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, the amount specified in respect of each Series 4 Share is $25.00.

(b)                                 In any case of redemption of Series 4 Shares under the provisions of this paragraph (4), the Corporation shall, at least 30 days and not more than 60 days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Series 4 Shares to be redeemed a written notice of the intention of the Corporation to redeem such Series 4 Shares. Such notice shall be mailed in a prepaid letter addressed to each such holder at the holder’s address as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing, to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the cash redemption price and the date on which redemption is to take place and, if part only of the Series 4 Shares held by the person to whom it is addressed is to be redeemed, the number so to be redeemed. On or after the date so specified for redemption the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Series 4 Shares to be redeemed, the cash redemption price on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates for the Series 4 Shares called for redemption, subject to the provisions of paragraph (13). Such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers in Canada. Such Series 4 Shares shall then be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares. If a part only of the shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in any such notice, the Series 4 Shares called for redemption shall cease to be entitled to dividends and the holders shall not be entitled to exercise any of the rights of holders in respect thereof unless payment of the cash redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right, at any time after the mailing of notice of its intention to redeem any Series 4 Shares, to deposit the cash redemption price of the shares so called for redemption, or of such of the shares represented by certificates that have not at the date of such deposit been surrendered by the holders in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Series 4 Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 4 Shares in respect of which such deposit shall have been made shall then be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares and the rights of the holders after such deposit or such redemption date shall be limited to receiving without interest their proportionate part of the total cash redemption price so deposited against presentation and surrender of the certificates representing the Series 4 Shares held by them that are being so redeemed. Any interest allowed on any such deposit shall belong to the Corporation and any unclaimed funds remaining on deposit on the sixth anniversary date of the redemption shall be returned to the Corporation. Subject to such provisions of the Business Corporations Act (Alberta) as may be applicable, in case a part only of the then outstanding Series 4 Shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the board of directors of the Corporation or the transfer agent and registrar, if any, appointed by the Corporation in respect of such shares, shall decide, or, if the board of directors of the Corporation so decides, such shares may be redeemed pro rata (disregarding fractions).

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(5)                                 Conversion into Series 3 Shares

(a)                                 The Series 4 Shares shall not be convertible prior to February 15, 2028. Thereafter, holders of Series 4 Shares shall have the right to elect to convert on each Series 4 Conversion Date, subject to the provisions hereof, all or any of their Series 4 Shares into Series 3 Shares on the basis of one Series 3 Share for each Series 4 Share. The Corporation shall, not more than 60 days and not less than 30 days prior to the applicable Series 4 Conversion Date, give notice in writing in accordance with the provisions of subparagraph 2(b) to the then registered holders of the Series 4 Shares, of the conversion right provided for in this paragraph (5), which notice shall set out the Series 4 Conversion Date and instructions to such holders as to the method by which such conversion right may be exercised. On the 30th day prior to each Series 4 Conversion Date, the Corporation shall give notice in writing to the then registered holders of the Series 4 Shares of the Annual Fixed Dividend Rate for the Series 3 Shares for the next succeeding Subsequent Fixed Rate Period and the Floating Quarterly Dividend Rate for the Series 4 Shares for the next succeeding Quarterly Floating Rate Period. Such notice shall be delivered in accordance with the provisions of subparagraph (2)(b).

(b)                                 If the Corporation gives notice as provided in paragraph (4) to the holders of the Series 4 Shares of the redemption of all of the Series 4 Shares, then the right of a holder of Series 4 Shares to convert such Series 4 Shares shall terminate effective on the date of such notice and the Corporation shall not be required to give the notice specified in subparagraph (a) of this paragraph (5).

(c)                                  Holders of Series 4 Shares shall not be entitled to convert their shares into Series 3 Shares if the Corporation determines that there would remain outstanding on a Series 4 Conversion Date less than 1,000,000 Series 3 Shares, after having taken into account all Series 4 Shares tendered for conversion into Series 3 Shares and all Series 3 Shares tendered for conversion into Series 4 Shares, and the Corporation shall give notice in writing thereof in accordance with the provisions of subparagraph (2)(b) to all affected registered holders of the Series 4 Shares at least seven days prior to the applicable Series 4 Conversion Date and shall issue and deliver, or cause to be delivered, prior to such Series 4 Conversion Date, at the expense of the Corporation, to such holders of Series 4 Shares who have surrendered for conversion any certificate or certificates representing Series 4 Shares, certificates representing the Series 4 Shares represented by any certificate or certificates so surrendered.

(d)                                 If the Corporation determines that there would remain outstanding on a Series 4 Conversion Date less than 1,000,000 Series 4 Shares, after having taken into account all Series 4 Shares tendered for conversion into Series 3 Shares and all Series 3 Shares tendered for conversion into Series 4 Shares, then all of the remaining outstanding Series 4 Shares shall be converted automatically into Series 3 Shares on the basis of one Series 3 Share for each Series 4 Share on the applicable Series 4 Conversion Date and the Corporation shall give notice in writing thereof in accordance with the provisions of subparagraph (2)(b) to the then registered holders of such remaining Series 4 Shares at least seven days prior to the Series 4 Conversion Date.

(e)                                  The conversion right may be exercised by a holder of Series 4 Shares by notice in writing, in a form satisfactory to the Corporation (the “Series 4 Conversion Notice”), which notice must be received by the transfer agent and registrar for the Series 4 Shares at the principal office in Toronto or Calgary of such transfer agent and registrar not earlier than the 30th day prior to, but not later than 5:00 p.m. (Toronto time) on the 15th day preceding, a Series 4 Conversion Date. The Series 4 Conversion Notice shall indicate the number of Series 4 Shares to be converted. Once received by the transfer agent and registrar on behalf of the Corporation, the election of a holder to convert is irrevocable. Except in the case where the Series 3 Shares are in the Book-Based System, if the

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Series 3 Shares are to be registered in a name or names different from the name or names of the registered holder of the Series 4 Shares to be converted, the Series 4 Conversion Notice shall contain written notice in form and execution satisfactory to such transfer agent and registrar directing the Corporation to register the Series 3 Shares in some other name or names (the “Series 3 Transferee”) and stating the name or names (with addresses) and a written declaration, if required by the Corporation or by applicable law, as to the residence and share ownership status of the Series 3 Transferee and such other matters as may be required by such law in order to determine the entitlement of such Series 3 Transferee to hold such Series 3 Shares.

(f)                                   If all remaining outstanding Series 4 Shares are to be converted into Series 3 Shares on the applicable Series 4 Conversion Date as provided for in subparagraph (d) of this paragraph (5), the Series 4 Shares that holders have not previously elected to convert shall be converted on the Series 4 Conversion Date into Series 3 Shares and the holders thereof shall be deemed to be holders of Series 3 Shares at 5:00 p.m. (Toronto time) on the Series 4 Conversion Date and shall be entitled, upon surrender during regular business hours at the principal office in Toronto or Calgary of the transfer agent and registrar of the Corporation of the certificate or certificates representing Series 4 Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 3 Shares in the manner and subject to the provisions of this paragraph (5) and paragraph (13).

(g)                                  Subject to subparagraph (h) of this paragraph (5) and paragraph (13), as promptly as practicable after the Series 4 Conversion Date the Corporation shall deliver or cause to be delivered certificates representing the Series 3 Shares registered in the name of the holders of the Series 4 Shares to be converted, or as such holders shall have directed, on presentation and surrender at the principal office in Toronto or Calgary of the transfer agent and registrar for the Series 4 Shares of the certificate or certificates for the Series 4 Shares to be converted. If only a part of such Series 4 Shares represented by any certificate shall be converted, a new certificate for the balance shall be issued at the expense of the Corporation. From and after 5:00 p.m. (Toronto time) on the applicable Series 4 Conversion Date, the Series 4 Shares converted into Series 3 Shares shall cease to be outstanding and shall be restored to the status of authorized but unissued shares, and the holders thereof shall cease to be entitled to dividends (other than any accrued but unpaid dividends then outstanding on the Series 4 Shares) and shall not be entitled to exercise any of the rights of holders in respect thereof unless the Corporation shall fail, subject to paragraph (13), to deliver to the holders of the Series 4 Shares to be converted share certificates representing the Series 3 Shares into which such shares have been converted.

(h)                                 The obligation of the Corporation to issue Series 3 Shares upon conversion of any Series 4 Shares shall be deferred for a period not to exceed 60 days during the continuance of any one or more of the following events:

(i)                                     the issuing of such Series 3 Shares is prohibited pursuant to any agreement or arrangement entered into by the Corporation to assure its solvency or continued operation;

(ii)                                  the issuing of such Series 3 Shares is prohibited by law or by any regulatory or other authority having jurisdiction over the Corporation that is acting in conformity with law; or

(iii)                               for any reason beyond its control, the Corporation is unable to issue Series 3 Shares or is unable to deliver Series 3 Shares.

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If, at the end of such 60 day period or sooner, the Corporation is able to issue the Series 3 Shares, it shall do so forthwith with effect from the original Series 4 Conversion Date, but if it is not able to do during such 60 day period, then, on the first Business Day following its expiry, all Series 4 Shares tendered for conversion shall be deemed to have not been converted, all Series 4 Conversion Notices tendered in connection with such conversion shall be deemed revoked and of no further force or effect and any certificates representing Series 4 Shares tendered for conversion shall be returned to the holders thereof.

(i)                                     The Corporation reserves the right not to deliver Series 3 Shares to any person that the Corporation or its transfer agent and registrar has reason to believe is a person whose address is in, or that the Corporation or its transfer agent and registrar has reason to believe is a resident of any jurisdiction outside Canada if such delivery would require the Corporation to take any action to comply with the securities laws of such jurisdiction. In those circumstances, the Corporation shall hold, as agent of any such person, all or the relevant number of Series 3 Shares, and the Corporation shall attempt to sell such Series 3 Shares to parties other than the Corporation and its affiliates on behalf of any such person. Such sales (if any) shall be made at such times and at such prices as the Corporation, in its sole discretion, may determine. The Corporation shall not be subject to any liability for failure to sell Series 3 Shares on behalf of any such person at all or at any particular price or on any particular day. The proceeds received by the Corporation from the sale of any such Series 3 Shares shall be delivered to any such person, after deducting the costs of sale, by cheque or in any other manner determined by the Corporation.

(6)                                 Liquidation, Dissolution or Winding-up

In the event of a Liquidation, the holders of the Series 4 Shares shall be entitled to receive $25.00 per Series 4 Share plus all accrued and unpaid dividends thereon, which for such purpose shall be calculated on a pro rata basis for the period from and including the last Dividend Payment Date on which dividends on the Series 4 Shares have been paid to but excluding the date of such Liquidation, before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of the Restricted Voting Shares, Special Voting Shares or to the holders of any other shares ranking junior to the Series 4 Shares in any respect. After payment to the holders of the Series 4 Shares of the amount so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Corporation.

(7)                                 Voting Rights

The holders of Series 4 Shares shall not be entitled (except as otherwise provided by law and except for meetings of the holders of Preferred Shares as a class and meetings of the holders of Series 4 Shares as a series) to receive notice of, attend at, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly dividends on the Series 4 Shares, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of such dividends. In the event of such non-payment, the holders of Series 4 Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation at which directors are to be elected and which take place more than 60 days after the date on which the failure first occurs (other than separate meetings of holders of another class or series of shares), and such holders of Series 4 Shares present in person or represented by proxy at such meeting shall have the right, at any poll taken or in respect of any other voting method at any such meeting, voting together with the holders of the Restricted Voting Shares, the Special Voting Shares and all other shares entitled to vote together with the Restricted Voting Shares and the Special Voting Shares on such election of directors, to one vote with respect to resolutions to elect directors being voted on for each Series 4 Share held until all such arrears of dividends have been paid, whereupon such rights shall cease unless and until the same default shall again arise under the provisions of this paragraph (7).

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(8)                                 Restrictions on Payment of Dividends and Reduction of Junior Capital

So long as any of the Series 4 Shares are outstanding, the Corporation shall not:

(a)                                 call for redemption, purchase, reduce or otherwise pay off less than all the Series 4 Shares and all other Preferred Shares then outstanding ranking prior to or on parity with the Series 4 Shares with respect to payment of dividends;

(b)                                 declare, pay or set apart for payment, any dividends (other than stock dividends in shares of the Corporation ranking junior to the Series 4 Shares) on the Restricted Voting Shares, Special Voting Shares or any other shares of the Corporation ranking junior to the Series 4 Shares with respect to payment of dividends; or

(c)                                  call for redemption, purchase, reduce or otherwise pay for any shares of the Corporation ranking junior to the Series 4 Shares with respect to repayment of capital or with respect to payment of dividends;

unless all dividends up to and including the dividends payable on the last preceding dividend payment dates on the Series 4 Shares and on all other Preferred Shares ranking prior to or on a parity with the Series 4 Shares with respect to payment of dividends then outstanding shall have been declared and paid or set apart for payment at the date of any such action referred to in subparagraphs 9 (a), (b) and (c).

(9)                                 Creation or Issue of Additional Shares

So long as any Series 4 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series 4 Shares, create or issue any shares ranking prior to or on a parity with the Series 4 Shares with respect to repayment of capital or payment of dividends; provided, however, that the Corporation may without such approval create and/or issue additional series of Preferred Shares on a parity with the Series 4 Shares with respect to repayment of capital or payment of dividends: (i) in connection with the issuance of Preferred Shares on the due conversion of any then outstanding Preferred Shares in accordance with the provisions hereof; (ii) if all dividends then payable on the Series 4 Shares shall have been paid or set apart for payment; or (iii) in the event of the insolvency or bankruptcy of the Corporation (which shall include, for certainty, (a) the initiation of any proceedings, (b) the appointment of a receiver, interim receiver, trustee or other similar official or (c) assignments for the benefit of the Corporation’s creditors, in each case related to the bankruptcy or insolvency of the Corporation), for the purposes of satisfying interest payments on outstanding indebtedness or debt securities of the Corporation, repaying indebtedness or outstanding debt securities of the Corporation and/or converting or exchanging indebtedness or outstanding debt securities of the Corporation into such series of Preferred Shares.

(10)                          Sanction by Holders of Series 4 Shares

The approval of the holders of the Series 4 Shares when voting separately as a series with respect to any and all matters referred to in these share provisions may be given in writing by all of the holders of the Series 4 Shares outstanding or by resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at a meeting of the holders of the Series 4 Shares duly called and held for the purpose of considering the subject matter of such resolution and at which a quorum of holders of Series 4 Shares then outstanding is present in person or represented by proxy in accordance with the by-laws of the Corporation; provided, however, that if at any such meeting, when originally held, a quorum of holders of Series 4 Shares then outstanding is not present in person or so represented by proxy at the opening of the meeting, then the meeting shall be adjourned to such date and to such time and place as may be fixed by the holders of Series 4 Shares present or represented at the meeting in accordance with the by-laws of the Corporation, and at such adjourned meeting if a quorum of the holders of Series 4 Shares is present in person or represented by proxy in accordance with the by-laws of the Corporation, a resolution duly passed and carried by not less than two-thirds of the votes cast on a poll at such adjourned meeting

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shall constitute the approval of the holders of Series 4 Shares. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 4 Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 4 Shares held by such holder.

(11)                          Tax Election

The Corporation shall elect, in the manner and within the time provided under subsection 191.2(1) of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate, and shall take all other action necessary under such Act, such that no holder of Series 4 Shares shall be required to pay tax on dividends received (or deemed to be received) on the Series 4 Shares under section 187.2 of such Act or any successor or replacement provision of similar effect.

(12)                          Withholding Tax

Notwithstanding any other provision of these share provisions, the Corporation may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to these share provisions is less than the amount that the Corporation is so required or permitted to deduct or withhold, the Corporation shall be permitted to deduct and withhold from any non-cash payment, distribution, issuance or delivery to be made pursuant to these share provisions any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 4 Shares pursuant to these share provisions shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this paragraph (12).

Holders of Series 4 Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions and shall indemnify and hold harmless the Corporation on an after-tax basis for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to these share provisions.

(13)                          Book-Based System

(a)                                 Subject to the provisions of subparagraphs (b) and (c) of this paragraph (13) and notwithstanding the provisions of paragraphs (1) through (12) of these share provisions, the Series 4 Shares shall be evidenced by a single fully registered Global Certificate representing the aggregate number of Series 4 Shares issued by the Corporation which shall be held by, or on behalf of, the System Operator as custodian of the Global Certificate for the Participants and registered in the name of “CDS & Co.” (or in such other name as the System Operator may use from time to time as its nominee for purposes of the Book-Based System), and registrations of ownership, transfers, surrenders and conversions of Series 4 Shares shall be made only through the Book-Based System. Accordingly, subject to subparagraph (c) of this paragraph (13), no beneficial holder of Series 4 Shares shall receive a certificate or other instrument from the Corporation or the System Operator evidencing such holder’s ownership thereof, and no such holder shall be shown on the records maintained by the System Operator except through a book-entry account of a Participant acting on behalf of such holder.

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(b)                                 Notwithstanding the provisions of paragraphs (1) through (12), so long as the System Operator is the registered holder of the Series 4 Shares:

(i)                                     the System Operator shall be considered the sole owner of the Series 4 Shares for the purposes of receiving notices or payments on or in respect of the Series 4 Shares or the delivery of Series 3 Shares and certificates therefor upon the exercise of rights of conversion in each case for the benefit of the beneficial holders of Series 4 Shares; and

(ii)                                  the Corporation, pursuant to the exercise of rights of redemption or conversion, shall deliver or cause to be delivered to the System Operator, for the benefit of the beneficial holders (or former holders) of the Series 4 Shares, the cash redemption price for the Series 4 Shares or certificates for Series 3 Shares against delivery to the Corporation’s account with the System Operator of such holders’ Series 4 Shares.

(c)                                  If the Corporation determines that the System Operator is no longer willing or able to discharge properly its responsibilities with respect to the Book-Based System and the Corporation is unable to locate a qualified successor or the Corporation elects, or is required by applicable law, to withdraw the Series 4 Shares from the Book-Based System, then subparagraphs (a) and (b) of this paragraph (13) shall no longer be applicable to the Series 4 Shares and the Corporation shall notify Book-Entry Holders through the System Operator of the occurrence of any such event or election and of the availability of Definitive Shares to Book-Entry Holders. Upon surrender by the System Operator of the Global Certificate to the transfer agent and registrar for the Series 4 Shares accompanied by registration instructions for re-registration, the Corporation shall execute and deliver Definitive Shares. The Corporation shall not be liable for any delay in delivering such instructions and may conclusively act and rely on and shall be protected in acting and relying on such instructions. Upon the issuance of Definitive Shares, the Corporation shall recognize the registered holders of such Definitive Shares and the Book-Entry Shares for which such Definitive Shares have been substituted shall be void and of no further effect.

(d)                                 The provisions of paragraphs (1) through (12) and the exercise of rights of redemption and conversion with respect to Series 4 Shares are subject to the provisions of this paragraph (13), and to the extent that there is any inconsistency or conflict between such provisions, the provisions of this paragraph (13) shall prevail.

(14)                          Wire or Electronic Transfer of Funds

Notwithstanding any other right, privilege, restriction or condition attaching to the Series 4 Shares, the Corporation may, at its option, make any payment due to registered holders of Series 4 Shares by way of a wire or electronic transfer of funds to such holders. If a payment is made by way of a wire or electronic transfer of funds, the Corporation shall be responsible for any applicable charges or fees relating to the making of such transfer. As soon as practicable following the determination by the Corporation that a payment is to be made by way of a wire or electronic transfer of funds, the Corporation shall provide a notice to the applicable registered holders of Series 4 Shares at their respective addresses appearing on the books of the Corporation. Such notice shall request that each applicable registered holder of Series 4 Shares provide the particulars of an account of such holder with a chartered bank in Canada to which the wire or electronic transfer of funds shall be directed. If the Corporation does not receive account particulars from a registered holder of Series 4 Shares prior to the date such payment is to be made, the Corporation shall deposit the funds otherwise payable to such holder into a special account or accounts in trust for such holder. The making of a payment by way of a wire or electronic transfer of funds or the deposit by the Corporation of funds otherwise payable to a holder into a special account or accounts in trust for such holder shall be deemed to constitute payment by the Corporation on the date thereof and

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shall satisfy and discharge all liabilities of the Corporation for such payment to the extent of the amount represented by such transfer or deposit.

(15)                          Amendments

The provisions attaching to the Series 4 Shares may be deleted, varied, modified, amended or amplified by articles of amendment with such approval as may then be required by the Business Corporations Act (Alberta), with any such approval to be given in accordance with paragraph (10) and with any required approvals of any stock exchanges on which the Series 4 Shares may be listed.

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